Exhibit 10.14

MASTER SECURITY AGREEMENT

No. 5081099

Dated as of July 20, 2005 (“Agreement”)

THIS AGREEMENT is between Oxford Finance Corporation (together with its successors and assigns, if any, “Secured Party”) and Tengion, Inc. (“Debtor”). Secured Party has an office at 133 N. Fairfax Street, Alexandria, VA 22314. Debtor is a corporation organized and existing under the laws of the state of Delaware. Debtor’s mailing address and chief place of business is 2200 Renaissance Boulevard, Suite 150, King of Prussia, PA 19406.

1.	CREATION OF SECURITY INTEREST

Debtor grants to Secured Party, its successors and assigns, a security interest in and against all property listed on any collateral schedule now or in the future annexed to or made a part of this Agreement (“Collateral Schedule”), and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefore, and all insurance and/or other proceeds thereof (all such property is individually and collectively called the “Collateral”). This security interest is given to secure the payment and performance of certain Promissory Notes made by Debtor in favor of Secured Party from time to time identified on any Collateral Schedule (collectively “Notes” and each a “Note”), and all obligations under this Agreement and any obligations under any renewals, extensions and modifications of such Notes or this Agreement (such Notes and obligations are called the “Indebtedness”).

2.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR

Debtor represents, warrants and covenants as of the date of this Agreement and as of the date of each Collateral Schedule that:

(a)	Due Organization. Debtor’s exact legal name is as set forth in the preamble of this Agreement and Debtor is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the preamble of this Agreement, has its chief executive offices at the location specified in the preamble and is, and will remain duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations;

(b)	Power and Capacity to Enter Into and Perform Obligations. Debtor has adequate power and capacity to enter into, and to perform its obligations under this Agreement, each Collateral Schedule, each Note and any other documents evidencing, or given in connection with, any of the Indebtedness (all of the foregoing are called the “Debt Documents”);

(c)	Due Authorization. This Agreement and the other Debt Documents have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding agreements enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws;

(d)	Approvals and Consents. No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by Debtor of any of the Debt Documents, except any already obtained;

(e)	No Violations or Defaults. The entry into, and performance by, Debtor of the Debt Documents will not (i) violate any of the organizational documents of Debtor or any judgment, order, law or regulation applicable to Debtor, or (ii) result in any breach of or constitute a default under any contract to which Debtor is a party, or result in the creation of any lien, claim or encumbrance on any of Debtor’s property (except for liens in favor of Secured Party) pursuant to any indenture, mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Debtor is a party;

(f)	Litigation. There are no suits or proceedings pending in court or before any commission, board or other administrative agency against or affecting Debtor which could, in the aggregate have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents, nor does Debtor have reason to believe that any such suits or proceedings are threatened;

(g)	Solvency. The fair salable value of Debtor’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Debtor is not left with unreasonably small capital after the transactions in this Agreement or any Collateral Schedule and Debtor is able to pay its debts (including trade debts) as they mature.

(h)	Financial Statements Prepared In Accordance with GAAP. Debtor’s audited financial statements for fiscal years 2003 and 2004 delivered to Secured Party in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles. Debtor’s cash flow financial statements prepared by Debtor and delivered to Secured Party in connection with the Indebtedness have not been prepared in accordance with generally accepted accounting principles, but present fairly the subject matter thereof. Since the date of the most recent financial statement, there has been no material adverse change in Debtor’s financial condition;

(i)	Use of Collateral. The Collateral is not, and will not be, used by Debtor for personal, family or household purposes;

(j)	Collateral in Good Condition and Repair. The Collateral is, and will remain, in good condition and repair, ordinary wear and tear excepted, and Debtor will not be negligent in its care and use;

(k)	Location of Collateral. All of the tangible Collateral is located at the locations set forth on each Collateral Schedule. Debtor shall give the Secured Party at least 30 days’ prior written notice of any relocation of any Collateral;

(1)	Ownership of Collateral. Debtor is, and will remain, the sole and lawful owner, and in possession of, the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement;

(m)	Encumbrances. The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for Permitted Liens;

(n)	Intellectual Property Rights. Debtor shall (i) protect, defend and maintain the validity and enforceability of its Intellectual Property material to Debtor’s business, to the extent that failure to do so would have a material adverse effect on Debtor’s business, and (ii) not allow any Intellectual Property material to Debtor’s business to be abandoned, forfeited or dedicated to the public other than in the ordinary course of business. Debtor’s obligations under this section shall be subject to Debtor’s good faith determination as to whether and in what manner Debtor should exercise its obligations, including as to whether and in what manner legal proceedings should be pursued.

(o)	Taxes. All federal, state and local tax returns required to be filed by Debtor have been filed with the appropriate governmental agencies and all taxes due and payable by Debtor have been timely paid. Debtor will pay when due all taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which adequate reserves have been established;

(p)	No Defaults. To Debtor’s knowledge, no event or condition exists under any material agreement, instrument or document to which Debtor is a party or may be subject, or by which Debtor or any of its properties are bound, which constitutes a default or an event of default thereunder, or will, with the giving of notice, passage of time, or both, would constitute a default or event of default thereunder;

(q)	Certification of Financial Information. All reports, certificates, schedules, notices and financial information submitted by Debtor to the Secured Party pursuant to this Agreement shall be certified as true and correct by the president or chief financial officer of Debtor; and

(r)	Notice of Material Adverse Change. Debtor shall give the Secured Party prompt written notice of any event, occurrence or other matter which (a) has resulted or may result in a material adverse change in its financial condition, business operations or contractual relations with third parties of Debtor, or (b) which would impair the ability of Debtor to perform its obligations hereunder or under any of the other financing agreements to which it is a party, or (c) which would impair the ability of Secured Party to enforce the Indebtedness or realize upon the Collateral.

(s)

Transactions with Affiliates. Except for any agreements or arrangements that exist as of the date hereof with any Affiliate of Debtor, Debtor shall not, without the prior written consent of Secured Party, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Debtor except for transactions that are in the ordinary course of Debtor’s business, upon fair and reasonable terms that are no less favorable to Debtor than would be obtained in an arm’s length transaction with a nonaffiliated Person.

(t)	Audits. Debtor shall allow Secured Party to audit Debtor’s Collateral at Debtor’s expense upon reasonable prior written notice to Debtor. Such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

(u)	Perfection Certificate. Debtor has previously delivered to the Secured Party a certificate signed by the Debtor and entitled “Perfection Certificate” (the “Perfection Certificate”). The Debtor represents and warrants to the Secured Party as follows: (a) the Debtor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) the Debtor is an organization of the type, and is organized in the jurisdiction set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth the Debtor’s organizational identification number or accurately states that the Debtor has none, (d) the Perfection Certificate accurately sets forth the Debtor’s place of business or, if more than one, its chief executive office, as well as the Debtor’s mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to the Debtor is accurate and complete, and (f) that there has been no change in any information provided in the Perfection Certificate since the date on which it was executed by the Debtor.

(v)	Primary Account and Wire Transfer Instructions. Debtor maintains its Primary Account (the “Primary Operating Account”) and the Wire Transfer Instructions for the Primary Operating Account are as follows:

Commerce Bank Pennsylvania, N.A.

100 East Dekalb Pike

King of Prussia, PA 19406

ABA No. *********

Account No.: *********

Account Name: Tengion, Inc. Premier Savings A/C

Debtor hereby agrees that Loans will be advanced to the account specified above and regularly scheduled payments will be automatically debited from the same account.

(w)

Right to Invest. Debtor hereby grants to Secured Party a right (but not an obligation) to invest up to $750,000.00 in the Debtor’s next Equity Financing on the same terms, conditions and pricing offered to the lead investor of such financing. Debtor shall give Secured Party at least thirty (30) days’ prior written notice of such financing containing the terms, conditions and pricing of such financing. As used herein, “Equity Financing” shall mean the next round of private equity financing in which the Debtor receives, in the aggregate, at least

$2,000,000.00 of gross cash proceeds (excluding any bridge debt financing except to the extent actually converted to equity in the Debtor).

3.	COLLATERAL.

The Debtor covenants and agrees that, so long as any of the Debt Documents shall remain in effect, or unless the Secured Party shall otherwise consent in writing:

(a)	Possession of Collateral; Inspection of Collateral. Until the declaration of any Event of Default and Debtor’s failure to cure same, Debtor shall remain in possession of the Collateral; except that Secured Party shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, and (ii) any other Collateral in which Secured Party’s security interest may be perfected only by possession. Secured Party may inspect any of the Collateral during normal business hours after giving Debtor reasonable prior notice.

(b)	Maintenance of Collateral. Debtor shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted, (iii) use and maintain the Collateral only in compliance with manufacturers recommendations and all applicable laws, and (iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for Permitted Liens).

(c)	Disposition of Collateral. Secured Party does not authorize and Debtor agrees it shall not (i) part with possession of any of the Collateral (except to Secured Party or for maintenance and repair), (ii) remove any of the Collateral from the continental United States, or (iii) sell, rent, lease, mortgage, license, grant a security interest in or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral.

(d)	Taxes. Debtor shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents. At its option, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Debtor agrees to reimburse Secured Party, on demand, all costs and expenses incurred by Secured Party in connection with such payment or performance and agrees that such reimbursement obligation shall constitute Indebtedness.

(e)	Books and Records. Debtor shall, at all times, keep accurate and complete records of the Collateral, and Secured Party shall have the right to inspect and make copies of all of Debtor’s books and records relating to the Collateral during normal business hours, after giving Debtor reasonable prior notice.

(f)	Third Party Possession of Collateral. Debtor agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Secured Party. Secured Party may at any time give notice to any third person described in the preceding sentence that such third person is holding the Collateral as the agent of, and as pledge holder for, the Secured Party.

(g)	Change of Address. The Debtor has not at any time within the past four (4) months either maintained its chief executive office at any other location other than as set forth above and shall not do so hereafter except with the prior written consent of the Secured Party. The Secured Party shall be entitled to rely upon the foregoing unless it receives at least 14 days’ advance written notice of a change in the address of the Debtor’s executive offices.

(h)	Fixtures. Except as set forth on Schedule 3(h) hereto, not permit any item of the Collateral to become a fixture to real estate or an accession to other property without the prior written consent of the Secured Party, and the Collateral is now and shall at all times remain personal property except with the Secured Party’s prior written consent. If any of the Collateral is or will be attached to real estate in such a manner as to become a fixture under applicable state law and if such real estate is encumbered, the Debtor will obtain from the holder of each Lien or encumbrance a written consent and subordination to the security interest hereby granted, or a written disclaimer of any interest in the Collateral, in a form reasonably acceptable to the Secured Party.

(i)	Distributions. Debtor shall not (i) pay any dividends or make any distributions on its equity securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its equity securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000)); (iii) return any capital to any holder of its equity securities as such; (iv) make any distribution of assets, equity securities, obligations or securities to any holder of its equity securities as such; or (v) set apart any sum for any such purpose; provided, however, Debtor may pay dividends payable solely in common stock.

(j)	Indebtedness Payments. Debtor shall not (i) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Additional Indebtedness in excess of $50,000 in the aggregate, for borrowed money or lease obligations, (ii) amend, modify or otherwise change the terms of any Additional Indebtedness in excess of $50,000 in the aggregate, for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or shareholders except as expressly provided for in a duly executed subordination agreement in favor of, and approved by Secured Party, or except by conversion of such notes to capital stock.

(k)

Bridge Loans. Debtor shall not incur any indebtedness for borrowed money or lease obligations (collectively, “Bridge Loans”) from any of its officers, directors or shareholders (collectively, “Bridge Loan Lenders”) unless each of the Bridge

Loan Lenders have executed and delivered subordination agreements in favor of Secured Party, in form satisfactory to Secured Party, which subordinate all of the Bridge Loans to the Indebtedness.

(l)	Negative Pledge Regarding Intellectual Property. Debtor shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its Intellectual Property, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Secured Party or Horizon) with any entity which directly or indirectly prohibits or has the effect of prohibiting Debtor from selling, transferring, assigning, mortgaging, pledging, leasing, granting a security interest in or upon, or encumbering any of Debtor’s Intellectual Property; provided, however, that Debtor may grant licenses or leases with respect to components of Debtor’s Intellectual Property (a) pursuant to or in connection with license agreements, joint ventures and corporate collaborations in the ordinary course of business or (b) as may be customary in the pharmaceutical, biotechnical or tissue engineering industries.

4.	INSURANCE.

(a)	Risk of Loss. Debtor shall at all times bear the entire risk of any loss, theft, damage to, or destruction of, any of the Collateral from any cause whatsoever.

(b)	Insurance Requirements. Debtor agrees to keep the Collateral insured against loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral, which are vehicles, for risk of loss by collision, and if requested by Secured Party, against such other risks as Secured Party may reasonably require. The insurance coverage shall be in an amount no less than the full replacement value of the Collateral, and deductible amounts, insurers and policies shall be reasonably acceptable to Secured Party. Debtor shall deliver to Secured Party policies or certificates of insurance evidencing such coverage. Each policy shall name Secured Party as a loss payee, shall provide for coverage to Secured Party regardless of the breach by Debtor of any warranty or representation made therein, shall not be subject to co-insurance, and shall provide that coverage may not be canceled or altered by the insurer except upon at least thirty (30) days’ prior written notice to Secured Party. Debtor appoints Secured Party as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Secured Party shall not act as Debtor’s attorney-in-fact unless an Event of Default has occurred and is continuing. Proceeds of insurance shall be applied, at the option of Secured Party, to repair or replace the Collateral or to reduce any of the Indebtedness.

5.	REPORTS.

(a)

Notice of Events. Debtor shall promptly notify Secured Party of (i) any change in the name of Debtor, (ii) any change in the state of its incorporation or registration, (iii) any relocation of its chief executive offices, (iv) any of the Collateral being lost, stolen, missing, destroyed, materially damaged or worn out, (v) any lien, claim or encumbrance other than Permitted Liens attaching to or being made against any of the Collateral, or (vi) any occurrence of any Event of Default pursuant to Section 7 herein.

(b)	Financial Statements, Reports and Certificates. Debtor will deliver to Secured Party within one hundred fifty (150) days of the close of each fiscal year of Debtor, Debtor’s complete financial statements including a balance sheet, income statement, statement of shareholders’ equity and statement of cash flows, each prepared in accordance with generally accepted accounting principles consistently applied certified by a recognized firm of certified public accountants satisfactory to Secured Party. Debtor will deliver to Secured Party copies of Debtor’s quarterly financial statements including a balance sheet, income statement and statement of cash flows, each prepared by Debtor in accordance with generally accepted accounting principles consistently applied by Debtor and certified by Debtor’s chief financial officer, within forty-five (45) days after the close of each of Debtor’s fiscal quarter. Debtor will deliver to Secured Party copies of all Forms 10-K and 10-Q, if any, within 30 days after the dates on which they are filed with the Securities and Exchange Commission. Debtor will deliver to Secured Party copies of Debtor’s monthly financial statements including a balance sheet and income statement, and statement of cashflows, each prepared by Debtor in accordance with generally accepted accounting principles consistently applied by Debtor and certified by Debtor’s chief financial officer, within thirty (30) days after the close of each month. Concurrently with delivery of the foregoing information, and from time to time promptly upon request of Secured Party, Debtor will deliver to Secured Party a Compliance Certificate substantially consistent with the form of the document attached hereto as Schedule A. Debtor will deliver to Secured Party promptly upon request of Secured Party, in form satisfactory to Secured Party, such other and additional information as Secured Party may reasonably request from time to time.

6.	FURTHER ASSURANCES.

(a)	Further Assurances Regarding Security Interests. Debtor shall, upon request of Secured Party, furnish to Secured Party such further information, execute and deliver to Secured Party such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and shall do such other, acts and things as Secured Party may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, Debtor shall cooperate and do all acts deemed necessary or advisable by Secured Party to continue in Secured Party a perfected first security interest in the Collateral, and shall obtain and furnish to Secured Party any subordinations, releases, landlord waivers, lessor waivers, mortgagee waivers, or control agreements, and similar documents as may be from time to time requested by, and in form and substance satisfactory to, Secured Party.

(b)	Authorization To File Financing Statements. Debtor shall perform any and all acts requested by the Secured Party to establish, maintain and continue the Secured Party’s security interest and liens in the Collateral, including but not limited to, executing or authenticating financing statements and such other instruments and documents when and as reasonably requested by the Secured Party. Debtor hereby authorizes Secured Party through any of Secured Party’s employees, agents, or attorneys to file any and all financing statements, including, without limitation, any original filings, continuations, transfers or amendments thereof required to perfect Secured Party’s security interest and liens in the Collateral under the UCC without authentication or execution by Debtor. Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statement(s) and amendments thereto that (a) indicate the Collateral (i) is subject to Secured Party’s security interest, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. The Debtor agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s request.

(c)	Indemnification. Debtor shall indemnify and defend the Secured Party, its successors and assigns, and their respective directors, officers and employees, from and against all claims, actions and suits (including, without limitation, related attorneys’ fees) of any kind whatsoever arising, directly or indirectly, in connection with any of the Collateral or the Debt Documents, except for those claims, actions and suits attributable to Secured Party’s gross negligence or willful misconduct.

7.	DEFAULT AND REMEDIES.

(a)	Defaults. Each of the following shall constitute an Event of Default under this Agreement and each of the other Debt Documents:

(i)	Debtor breaches its obligation to pay any Periodic Installment of principal and/or interest within five (5) days after the due date;

(ii)	Debtor breaches its obligation to pay any amount (other than a Periodic Installment) due under any of the Debt Documents within five (5)days of when due;

(iii)	Debtor, without the prior written consent of Secured Party, sells, rents, leases, licenses, mortgages, grants a security interest in, or otherwise transfers or encumbers, any of the Collateral (except for Permitted Liens), or fails to discharge any involuntary lien (except for Permitted Liens) placed upon the Collateral within thirty (30) days after it has notice of the existence of such involuntary lien;

(iv)	Debtor breaches any of its insurance obligations under Section 4 and fails to cure same within thirty (30) days after notice thereof from Secured Party;

(v)	Debtor breaches any of its obligations under Sections 3(i), (j), (k) or (l);

(vi)	Debtor breaches any of its other non-payment obligations under any of the Debt Documents and fails to cure that breach within thirty (30) days after it has occurred;

(vii)	Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect as of the time when made;

(viii)	Any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against Debtor or any of the Collateral, which in the good faith judgment of Secured Party subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk within 30 days;

(ix)	Debtor has breached or defaulted on any material obligations under any other agreement between Debtor and Secured Party, and such breach or default is continuing after any applicable notice, if any, has been received by Debtor and any applicable cure period, if any, has expired;

(x)	Debtor or any guarantor or other obligor for any of the Indebtedness (collectively “Guarantor”) dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern;

(xi)	If Debtor or any Guarantor is a natural person, and Debtor or any such Guarantor dies or becomes incompetent;

(xii)	A receiver is appointed for all or of any part of the property of Debtor or any Guarantor, or Debtor or any Guarantor makes any assignment for the benefit of creditors;

(xiii)	Debtor or any Guarantor files a petition under any bankruptcy, insolvency or similar law, or any such petition is filed against Debtor or any Guarantor and is not dismissed within sixty (60) days;

(xiv)	Debtor’s improper filing of an amendment or termination statement relating to a filed financing statement describing the Collateral;

(xv)	Debtor shall merge with or consolidate into any other entity or sell all or substantially all of its assets or in any manner terminate its existence;

(xvi)	If Debtor is a privately held corporation, more than 50% of Debtor’s voting capital stock, or effective control of Debtor’s voting capital stock, issued and outstanding from time to time, is not retained by the holders of such stock on the date the Agreement is executed except for the Equity Financing;

(xvii)	If Debtor is a publicly held corporation, there shall be a change in the ownership of Debtor’s stock such that Debtor is no longer subject to the reporting requirements of the Securities Exchange Act of 1934 or no longer has a class of equity securities registered under Section 12 of the Securities Act of 1933;

(xviii)	Debtor defaults under any agreement to pay a material amount of Additional Indebtedness or any other material financing arrangement between Debtor and a third party, and such default is continuing after any applicable notice has been received by Debtor and any applicable cure period has expired;

(xix)	Secured Party shall have determined there is a material impairment in the perfection or priority of the Secured Party’s security interest in the Collateral; or

(xx)	If after good faith discussions with Debtor, Secured Party shall have determined and notified Debtor that in Secured Party’s sole, good faith and reasonable judgment that there has been a material adverse change in the financial condition or business operations from the date hereof, or a change or event shall have occurred which would impair the ability of Debtor to perform its obligations hereunder or under any of the other material financing agreements to which it is a party or of Secured Party to enforce the Indebtedness or realize upon the Collateral, and Debtor shall have failed to cure such change, condition, or event to Secured Party’s satisfaction within 15 business days after such notice.

(b)

Acceleration. Upon the occurrence and during the continuance of an Event of Default, the Secured Party, at its option, may declare any or all of the Indebtedness to be immediately due and payable, without demand or notice to Debtor or any Guarantor (provided that if there is an Event of Default as a result of a bankruptcy or insolvency all Indebtedness shall become immediately due and payable without any action by Secured Party). The accelerated obligations and liabilities shall bear interest (both before and after any judgment) until paid in full at the Default Rate.

(c)	Rights and Remedies. Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code, and under any other applicable law. Without limiting the foregoing, Secured Party shall have the right upon the occurrence and during the continuance of an Event of Default, and upon reasonable notice to Debtor, to (i) notify any account debtor of Debtor or any obligor on any instrument which constitutes part of the Collateral to make payment to the Secured Party, (ii) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, or (iv) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the obligations then in default. If requested by Secured Party, Debtor shall promptly assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, which is reasonably convenient to both parties. Secured Party may also render any or all of the Collateral unusable at the Debtor’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Secured Party is required to give to Debtor under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Debtor at least ten (10) days prior to such action. Upon the occurrence and during the continuation of an Event of Default, Debtor hereby appoints Secured Party as Debtor’s attorney-in-fact, with full authority in Debtor’s place and stead and in Debtor’s name or otherwise, from time to time in Secured Party’s sole and arbitrary discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purpose of this Agreement; provided, however, this attorney-in-fact status shall not extend to any filings, applications or communications with any regulatory agency having jurisdiction over Debtor’s business. Secured Party is granted a non-exclusive royalty free license to use Debtor’s Intellectual Property in connection with Secured Party’s disposition of Collateral in the exercise of Secured Party’s rights or remedies hereunder.

(d)	Application of Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party, at the time of or received by Secured Party after the occurrence and during the continuance of an Event of Default hereunder) shall be paid to and applied, as follows:

(i)	First, to the payment of reasonable out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, all costs of repossession, storage, and disposition including without limitation attorneys’, appraisers’, and auctioneers’ fees, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party, including without limitation, Secured Party’s Expenses;

(ii)	Second, to the payment to Secured Party of the amount then owing or unpaid on the Loans for scheduled payments, any accrued and unpaid interest, and all other Indebtedness (provided, however, if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then to the unpaid interest thereon, then to the outstanding principal amount of the Loans, and then to the payment of other amounts then payable to Secured Party under any of the Debt Documents or otherwise); and

(iii)	Third, to the payment of the surplus, if any, to Debtor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

(e)	Fees and Costs. Debtor agrees to pay all reasonable attorneys’ fees and other costs incurred by Secured Party in connection with the enforcement, assertion, defense or preservation of Secured Party’s rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Debtor further agrees that such fees and costs shall constitute Indebtedness.

(f)	Remedies Cumulative. Secured Party’s rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of the Secured Party to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. SECURED PARTY SHALL NOT BE DEEMED TO HAVE WAIVED ANY OF ITS RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY DEBTOR UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY SECURED PARTY A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

(g)	WAIVER OF JURY TRIAL. DEBTOR AND SECURED PARTY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.	MISCELLANEOUS.

(a)	Assignment. This Agreement and/or any of the other Debt Documents may be assigned, in whole or in part, by Secured Party without notice to Debtor; Debtor agrees not to assert against any such assignee, or assignee’s assigns, any defense, set-off, recoupment claim or counterclaim which Debtor has or may at any time have against Secured Party for any reason whatsoever. Debtor agrees that if Debtor receives written notice of an assignment from Secured Party, Debtor will pay all amounts payable under any assigned Debt Documents to such assignee or as instructed by Secured Party. Debtor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Secured Party or assignee. Notwithstanding the foregoing, Secured Party shall not sell, transfer, assign, negotiate, or grant a participation interest in this Agreement or any Debt Document to a competitor of Debtor. Secured Party will endeavor to give notice of the same to Debtor, but failure to do so shall not affect the validity of the same.

(b)

Notices. All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by express mail, and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term “business day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

(c)	Correction of Errors. Upon concurrent electronic mail notice to Debtor, Secured Party may correct patent errors and fill in all blanks in this Agreement, any Collateral Schedule or in any Note consistent with the agreement of the parties.

(d)	Time is of the Essence. Time is of the essence of this Agreement. This Agreement shall be binding, jointly and severally, upon all parties described as the “Debtor” and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns.

(e)	Entire Agreement. This Agreement and the Debt Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter. NEITHER THIS AGREEMENT NOR ANY OF THE DEBT DOCUMENTS SHALL BE CHANGED OR TERMINATED ORALLY OR BY COURSE OF CONDUCT, BUT ONLY BY A WRITING SIGNED BY BOTH PARTIES. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement. This Agreement is the result of negotiations between and has been reviewed by each of Debtor and Secured Party executing this Agreement as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Debtor or Secured Party.

(f)	Termination of Agreement. This Agreement shall continue in full force and effect until all of the Indebtedness has been indefeasibly paid in full to Secured Party or its assignee; provided, that Debtor’s indemnity obligations set forth in Section 6(c) shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Secured Party have run; provided further that, Debtor’s obligations under Section 2(x) shall survive indefinitely until, by their terms, they are no longer operative. The surrender, upon payment or otherwise, of any Note or any of the other documents evidencing any of the Indebtedness shall not affect the right of Secured Party to retain the Collateral for such other Indebtedness as may then exist or as it may be reasonably contemplated will exist in the future. This Agreement shall automatically be reinstated if Secured Party is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made). Secured Party shall, at Debtor’s sole cost and expense, execute such further documents and take such further actions as may be reasonably necessary to effect the release of its security interests contemplated by this paragraph, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the Code.

(g)	CHOICE OF LAW. DEBTOR AGREES THAT SECURED PARTY AND/OR ITS SUCCESSORS AND ASSIGNS SHALL HAVE THE OPTION BY WHICH STATE LAWS THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED: (A) THE LAWS OF THE COMMONWEALTH OF VIRGINIA; OR (B) IF COLLATERAL HAS BEEN PLEDGED TO SECURE THE LIABILITIES, THEN BY THE LAWS OF THE STATE OR STATES WHERE THE COLLATERAL IS LOCATED, AT SECURED PARTY’S OPTION. THIS CHOICE OF STATE LAWS IS EXCLUSIVE TO THE SECURED PARTY. DEBTOR SHALL NOT HAVE ANY OPTION TO CHOOSE THE LAWS BY WHICH THIS AGREEMENT SHALL BE GOVERNED. DEBTOR ACKNOWLEDGES THAT THIS AGREEMENT IS BEING SIGNED BY THE SECURED PARTY IN PARTIAL CONSIDERATION OF SECURED PARTY’S RIGHT TO ENFORCE IN THE JURISDICTION STATED ABOVE. DEBTOR CONSENTS TO JURISDICTION IN THE COMMONWEALTH OF VIRGINIA OR THE STATE IN WHICH ANY COLLATERAL IS LOCATED AND VENUE IN ANY FEDERAL OR STATE COURT IN THE COMMONWEALTH OF VIRGINIA OR THE STATE IN WHICH COLLATERAL IS LOCATED FOR SUCH PURPOSES AND WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND ANY OBJECTION THAT SAID COUNTY IS NOT CONVENIENT. DEBTOR WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST SECURED PARTY IN ANY JURISDICTION EXCEPT VIRGINIA, OR IF SECURED PARTY CHOOSES TO LITIGATE IN A STATE WHERE COLLATERAL IS LOCATED THEN IN SUCH COUNTY AND STATE.

(h)

Power of Attorney. To facilitate direct collection, the Debtor hereby appoints the Secured Party and any officer or employee of the Secured Party, as the Secured Party may from time to time designate, as attorney-in-fact for the Debtor to (a) endorse the name of the Debtor in favor of the Secured Party upon any and all checks, drafts, money orders, notes, acceptances or other evidences of payment or Collateral that may come into the Secured Party’s possession; (b) do all acts and things necessary to carry out this Agreement and the transactions contemplated hereby, including signing the name of the Debtor on any instruments required by law in connection with the transactions contemplated hereby and on financing statements as permitted by the Virginia Uniform Commercial Code. The Debtor hereby ratifies and approves all acts of such attorneys-in-fact, and neither the Secured Party nor any other such attorney-in-fact shall be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law of any such attorney-in-fact. This power, being coupled with an interest, is irrevocable so long as the Loan remains unsatisfied, or any Debt Document remains effective, as solely determined by the Secured Party.

(i)	Loss, Depreciation or Other Damage. The Secured Party shall not be liable for or prejudiced by any loss, depreciation or other damage to Collateral unless caused by the Secured Party’s willful and malicious act, and the Secured Party shall have no duty to take any action to preserve or collect any Collateral.

(j)	Demand; Protest. Except as expressly set forth in any Debt Document, Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Secured Party on which Debtor may in any way be liable.

9.	DEFINITIONS.

As used herein, the following terms, when initial capital letters are used, shall have the respective meanings set forth below. In addition, all terms defined in the Code shall have the meanings given therein unless otherwise defined herein.

Defined Terms. As used in this Agreement the following terms shall have the following meanings, unless the context otherwise requires:

“Additional Indebtedness” means, with respect to Debtor or any of its subsidiaries, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than one hundred eighty (180) days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person, and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person. Unless otherwise indicated, the term “Additional Indebtedness” shall include all Indebtedness of Debtor and all of its subsidiaries.

“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Code” means the Virginia Uniform Commercial Code (including revised Article 9 thereof).

“Collateral” has the meaning given such capitalized term in Section 1.

“Collateral Schedule” has the meaning given such capitalized term in Section 1.

“Debt Documents” has the meaning given such capitalized term in Section 2(b).

“Default Rate” is the lower of (i) the fixed rate of interest set forth in the Note plus four percent (4%) per annum or (ii) the maximum rate not prohibited by applicable law.

“Horizon” means Horizon Technology Funding Company LLC and its successors and assigns.

“Indebtedness” has the meaning given such capitalized term in Section 1.

“Intellectual Property” shall mean (a) all of the Debtor’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to all domestic and foreign copyrights, copyright registrations and copyright applications, whether or not registered or filed with any governmental authority, together with (i) all renewals thereof, (ii) all present and future rights of the Debtor under all present and future license agreements relating thereto, whether the Debtor is licensee or licensor thereunder, (iii) all income, royalties damages and payments now or hereafter due and/or payable to the Debtor thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) all of the Debtor’s present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and (v) all rights corresponding thereto throughout the world (collectively “Copyright Rights”); (b) all of the Debtor’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to all United States and foreign patents, and pending and abandoned United States and foreign patent applications, including, without limitation, the inventions and improvements described or claimed therein, together with(i) any reissues, divisions, continuations, certificates of re-examination, extensions and continuations-in-part thereof, (ii) all present and future rights of the Debtor under all present and future license agreements relating thereto, whether the Debtor is licensee or licensor thereunder, (iii) all income, royalties, damages and payments now or hereafter due and/or payable to the Debtor thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) all of the Debtor’s present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and (v) all rights corresponding thereto throughout the world (collectively “Patent Rights”); (c) all of the Debtor’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to all domestic and foreign trademarks, trademark registrations, trademark applications and trade names, whether or not registered or filed with any governmental authority, together with (i) all renewals thereof, (ii) all present and future rights of the Debtor under all present and future license agreements relating thereto, whether the Debtor is licensee or licensor thereunder, (iii) all income, royalties, damages and payments now or hereafter due and/or payable to the Debtor thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) all of the Debtor’s present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and (v) all rights corresponding thereto throughout the world (collectively “Trademark Rights”); (d) all present and future licenses and license agreements of the Debtor, and all rights of the Debtor under or in connection therewith, whether the Debtor is licensee or licensor thereunder, including, without limitation, any present or future franchise agreements under which the Debtor is franchisee or franchisor, together with (i) all renewals thereof, (ii) all income, royalties, damages and payments now or hereafter due and/or payable to the Debtor thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iii) all claims, causes of action and rights to sue for past, present or future infringements thereof, and (iv) all rights corresponding thereto throughout the world (collectively “License Rights”); (e) all present and future trade secrets of the Debtor; and (f) all other present and future intellectual property of the Debtor.

“Lien(s)” shall mean any voluntary or involuntary mortgage, pledge, deed of trust, assignment, security interest, encumbrance, hypothecation, lien, or charge of any kind (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

“Loan” means an advance of credit by Secured Party to Debtor.

“Note” has the meaning given such capitalized term in Section 1.

“Permitted Liens” means: (i) liens in favor of Secured Party, (ii) liens for taxes not yet due or for taxes being contested in good faith and which do not involve, in the judgment of Secured Party, any risk of the sale, forfeiture or loss of any of the Collateral, (iii) inchoate material men’s, mechanic’s, repairmen’s and similar liens arising by operation of law in the normal course of business for amounts which are not delinquent, and (iv) liens granted to Horizon pursuant to that certain Venture Loan and Security Agreement between Debtor and Horizon, as such may be amended, modified, extended or replaced from time to time.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Primary Operating Account” has the meaning given such capitalized term in Section 2(w).

“Secured Party’s Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, documentation, administration and funding of the Debt Documents; and Secured Party’s reasonable attorneys’ fees, costs and expenses incurred in amending, modifying, enforcing or defending the Debt Documents (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including without limitation all fees and costs incurred by Secured Party in connection with Secured Party’s enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against Debtor or its property.

“Subordinated Indebtedness” means Additional Indebtedness subordinated to the Indebtedness of Debtor to Secured Party on terms and conditions acceptable to Secured Party in its sole discretion.

IN WITNESS WHEREOF, Debtor and Secured Party, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

SECURED PARTY:		DEBTOR:

Oxford Finance Corporation		Tengion, Inc.

By:	/s/ Michael J. Altenburger	By:	/s/ Gary L. Sender

Name:	Michael J. Altenburger	Name:	Gary L. Sender

Title:	Chief Financial Officer	Title:	Chief Financial Officer

SCHEDULE A

(Compliance Certificate)

FORM OF

COMPLIANCE CERTIFICATE

Oxford Finance Corporation

133 N. Fairfax Street

Alexandria, VA 22314

Re:	Tengion, Inc.

Gentlemen:

Reference is made to the Master Security Agreement dated as of                     , 2005 (as the same have been and may be amended from time to time in writing, the “Loan Agreement”, the capitalized terms used herein as defined therein), between Oxford Finance Corporation and Tengion, Inc. (the “Company”).

The undersigned authorized representative of the Company hereby certifies that in accordance with the terms and conditions of the Loan Agreement, the Company is in complete compliance for the financial reporting period ending                      with all required financial reporting under the Loan Agreement, except as noted below. Attached herewith are the required documents supporting the foregoing certification. The undersigned further certifies that the accompanying financial statements have been prepared in accordance with Generally Accepted Accounting Principles, and are consistent from one period to the next, except as explained below.

Indicate compliance status by circling Yes/No under “Complies”

REPORTING REQUIREMENT	REQUIRED	COMPLIES

Interim Financial Statements	Quarterly within 45 days	YES / NO

Monthly Financial Statements	Monthly within 30 days

Audited Financial Statements	FYE within 150 days

Date of most recent Board-approved budget plan

Submitted with Borrowing Request		YES / NO

Any change in budget/plan since prior Borrowing Request		YES / NO

EXPLANATIONS

Very truly yours,

Tengion, Inc.

By:
Name:
Title:

COLLATERAL MIX RIDER

TO

MASTER SECURITY AGREEMENT NO. 5081099

DATED JULY 20, 2005

BETWEEN

OXFORD FINANCE CORPORATION (the “SECURED PARTY”)

AND TENGION, INC. (the “DEBTOR”)

Debtor shall cause the composition and mix of Equipment to conform to and meet the following concentration requirements (hereinafter “Concentration Requirement”) for each class of Equipment (hereinafter “Equipment Class”) as identified and set forth below. Debtor herein represents and warrants that it shall maintain each such Equipment Class and its respective Concentration Requirement at all times during the funding period of through March 31, 2007, except where Secured Party (at its sole and absolute discretion) authorizes any variance from the Concentration Requirement (“Concentration Variance”). If Secured Party authorizes the Concentration Variance then, within 120 days of the date such Concentration Variance occurs, Debtor will do one of the following (a “Concentration Correction”):

1.	Grant to Secured Party a security interest in additional equipment satisfactory to Secured Party, not previously subject to Secured Party’s security interest (collectively, the “Additional Equipment”), in sufficient type and amount so that the Concentration Requirement set forth below is met and the Concentration Variance is eliminated. The Additional Equipment shall be subject to all of the terms and conditions of the Master Security Agreement, including without limitation, Debtor’s representations, warranties, and covenants, which shall be deemed remade by Debtor upon its grant of a security interest in the Additional Equipment.

2.	Pay Secured Party cash in an amount equal to the Concentration Variance to hold as cash collateral until the Note is fully repaid. Debtor hereby grants Secured Party a security interest in such cash collateral and all proceeds and products thereof. Debtor agrees that such cash collateral held by Secured Party: (a) shall not bear interest, (b) may be commingled with other funds of Secured Party, and (c) may be applied by Secured Party to amounts owing by Debtor upon the occurrence and during the continuance of any Event of Default under the Master Security Agreement on the Note.

The failure of Debtor to do a Concentration Correction within the 120-day time period shall constitute a Default under the Note and the Master Security Agreement.

Equipment Class	Concentration Requirement

Laboratory Equipment	Minimum of 75%

Soft	Maximum of 25%

Dated as of: July 20, 2005

OXFORD FINANCE CORPORATION		TENGION, INC.

By:	/s/ Michale J. Altenburger	By:	/s/ Gary L. Sender

Name:	Michale J. Altenburger	Name:	Gary L. Sender

Title:	Chief Financial Officer	Title:	Chief Financial Officer

UCC Information Request and Lien Perfection Certificate

The undersigned, who is Chief Financial Officer and Secretary of Tengion, Inc., a Delaware corporation (the “Debtor”), hereby certifies to Oxford Finance Corporation, a Delaware corporation (the “Secured Party”), with reference to a proposed Master Security Agreement (terms defined in such Master Security Agreement to have the same meanings herein as specified therein), between the Debtor and Secured Party to secure any Indebtedness under such Master Security Agreement.

1.	Name. The exact legal name of the Debtor as that name appears on its Certificate of Incorporation is as follows:

Tengion, Inc.

(please attach (a) a copy of current date certified Certificate of Incorporation, which should include Articles of Incorporation and any amendments thereto, (b) a current date certified Certificate of Good Standing – please order these two documents from the Secretary of State for the state of incorporation; and (c) a copy of the Debtor’s most recent Bylaws on file with its official corporate records).

2.	Other Identifying Factors.

(a)	The following is a mailing address for the Debtor.

2200 Renaissance Boulevard, Suite 150, King of Prussia, Pennsylvania 19406 (Montgomery County)

(b)	If different from its indicated mailing address, the Debtor’s place of business or, if more than one, its chief executive office is located at the following address:

Address        County        State

Chief executive office, same as 2(a) above.

(c)	The following is the type of organization of the Debtor (i.e. corporation, LLC, partnership): Corporate

(d)	The following is the jurisdiction of the Debtor’s organization (state of incorporation): Delaware

(e)	The following is the date of incorporation of the Debtor’s organization: July 10, 2003

(f)	The following is the Debtor’s state issued organizational identification number [state “None” if the state does not issue such a number]. 3679969

(g)	The following is the Debtor’s federal employer identification number: 20-021483

3.	Other Names, etc.

(a) The following is a list of all other names (including trade names or similar appellations) used by the Debtor, or any other business or organization to which the Debtor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past twelve years: None

(b) Attached hereto as Schedule 3 is the information required in Section 2 for any other business or organization to which the Debtor became the successor by merger, consolidation, acquisition of assets, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past twelve years: N/A

(c) The following is a list of all subsidiaries of the Company (whether wholly owned, or where the Company has a controlling or majority interest): None

4.	Other Current Location

(a) The following are all other locations in the United States of America in which the Debtor maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods.

Address        County        State

(b) The following are all other places of business of the Debtor in the United States of America (if in different state than state of incorporation, please attach a current date certified Qualification to do Business, or similar form, from the Secretary of State):

Address        County        State

Current Main NC Office: Wake Forest University Baptist Medical Center
FCR Building
1940 Beach Street
(Forsyth County)
Winston-Salem, NC 27103
Pending Main NC Office and Laboratory Facility (under construction)
Westpoint Industrial Park
3929 Westpoint Boulevard, Suite G
(Forsyth County)
Winston-Salem, NC 27103
Current S&T WFIRM Lab:
Wake Forest University Baptist Medical Center
Hanes Building, Room G11A
Medical Center Boulevard
(Forsyth County)
Winston-Salem, NC 27157
Pending S&T WFIRM Lab (under construction)
WFURS Biotechnology Research Facility
Tengion, In First Floor
391 Technology Way
(Forsyth County)
Winston-Salem, NC 27101

(c) The following and all other locations in the United States of America where any of the Collateral consisting of inventory or equipment is located. Same as 4(b) above.

Address        County        State

(d) The following are the names and addresses of all persons or entities other than the Debtor, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment: None

Address        Mailing Address        County        State

5.	Prior Locations.

(a) Set forth below is the information required by Section 4(a) or (b) with respect to each location or place of business previously maintained by the Debtor at any time during the past five years in a state in which the Debtor has previously maintained a location or place of business.

Address        County        State

250 West main Street, Branford, Connecticut 06405, (New Haven County)

(b) Set forth below is the information required by Section 4(c) or (d) with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the past twelve months. None

Address        Mailing Address        County        State

6.	Landlord(s)/Owner(s)

Set forth below is the name, address, Lease date and Lease number for each landlord (and each owner of property if different than landlord) in each current location where any of the Collateral is currently held:

Location:	2200 Renaissance Boulevard, King of Prussia, Pennsylvania
Name of Landlord:	Triad Realty Associates L.L.C.
Address of Landlord:	c/c Mark-Cali Realty Corporation
11 Commerce Drive
Cranford, NJ 07016
Lease Date: 9/21/04	Lease Number: N/A
Name of Owner
(if different than Landlord):	Same as Landlord
Address of Owner:	Same as Landlord
Location:	3929 Westpoint Blvd., Winston-Salem, NC 27103
Name of Landlord:	3929 Westpoint Industrial, LLC
Address of Landlord:	c/o Highwood Properties, Inc.
150 S. Stratford Road, Suite 500
Winston-Salem, NC 27104
Lease Date: 6/8/05	Lease Number: N/A
Name of Owner:	Same as landlord
Address of Owner:	Same as landlord

7.	Authorization to File UCC-1 Financing Statements to Perfect Lien(s):

Oxford Finance Corporation, as lender Secured Party (the “Lender”), is hereby authorized to file, for each Collateral Schedule under the contemplated Master Security Agreement between Debtor and Secured Party, an appropriate UCC Financing Statement for the Debtor. If the contemplated transaction between Secured Party and the Debtor is not consummated, Secured Party will be expected to comply with applicable law regarding the filing of such UCC-3 Termination Statements as are necessary to terminate such Financing Statements as are filed by Secured Party pursuant to this authorization.

IN WITNESS WHEREOF, Debtor has herewith signed this Certificate on July 20, 2005.

TENGION, INC.

By:	/s/ Gary Sender
Name:	Gary Sender
Title:	Chief Financing Officer and Secretary

Please attach:

(1) Current date Certificate of Incorporation (to include copy of Articles and any amendments) – please order from Secretary of State’s office where Debtor’s organization is incorporated

(2) Current date Bylaws of Debtor’s organization from Debtor’s corporate records

(3) Current date Certificate of Good Standing from the Secretary of State where the Debtor’s organization is incorporated

(4) Current date Certificate of Qualification to do business (or similar document ) from any other state(s) listed in 4(b) above

SECRETARY’S CERTIFICATE

TENGION, INC.

To:	Oxford Finance Corporation

133 North Fairfax Street

Alexandria, Virginia 22314

The undersigned, Gary Sender, the duly elected Secretary of Tengion, Inc. (the “Corporation”), on behalf of the Corporation and not in his individual capacity, in order to induce Oxford Finance Corporation (“Oxford”) to enter into one or more loans, leases or otherwise extend financial accommodations to or for the benefit of the Corporation, hereby certifies to Oxford that:

(i) Each of the officers designated below, is a duly elected (or appointed), qualified and acting officer of the Corporation, and the signature appearing opposite his name below is his genuine signature:

NAME	OFFICE	SIGNATURE

Gary Sender	Secretary, Chief Financial Officer	/s/ Gary Sender

Gary Arlen Smith	Vice President & Gen. Counsel	/s/ Gary Smith

(ii) Schedule A attached hereto is a true and complete copy of the Certificate of Incorporation of the Corporation and any amendments thereto. The Certificate is in full force and effect as of the date hereof, has not been amended or waived and neither the directors nor the shareholders of the Corporation have passed, confirmed or consented to any amendments or variation to the said Certificate.

(iii) Schedule B attached hereto is a true and complete copy of all of the by-laws of the Corporation which have been duly enacted by the directors of the Corporation and confirmed by the shareholders of the Corporation in accordance with applicable legislation. The by-laws are in full force and effect, unamended, as of the date hereof and neither the directors nor the shareholders have passed, approved, ratified, confirmed or consented to ay resolutions amending or varying the by-laws.

(iv) Schedule C attached hereto is a true and correct copy of resolution passed by the directors of the Corporation with effect as of May 31, 2005 (the “Resolution”) in accordance with applicable law. The Resolution is the only resolution of the directors of the Corporation pertaining to the subject matter thereof and is in full force and effect unamended as of the date hereof.

1

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation, this 20th day of July, 2005.

/s/ Gary Sender
Signature of Secretary

ATTEST:

The undersigned does hereby certify that he is Vice President and General Counsel of the above Corporation and does hereby certify that Gary Sender was, at the time he executed the foregoing Certificate, a duly elected, qualified and acting Secretary of the Corporation, and he was duly authorized and empowered to do so, and the signature thereon is genuine.

/s/ Gary Smith
Signature of Corporate Officer
Attesting to Secretary Signature

2

SECRETARY’S CERTIFICATE

SCHEDULE A

CERTIFICATE OF INCORPORATION

Please see attached

3

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “TENGION, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TENTH DAY OF JULY, A.D. 2003, AT 8:32 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FIFTH DAY OF MAY, A.D. 2004, AT 11:20 O’CLOCK A.M.

RESTATED CERTIFICATE, FILED THE SIXTEENTH DAY OF AUGUST, A.D. 2004, AT 10:17 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

/s/ Harriet Smith Windsor
Seal	Harriet Smith Winsord, Secretary of State

3679969 8100H	AUTHENTICATION: 3986335

050540151	DATE: 06-28-05

CERTIFICATE OF INCORPORATION

OF

TENGION, INC.

FIRST: The name of the Corporation (hereinafter referred to as the “Corporation”) is Tengion, Inc.

SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, and its registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware or any successor statute.

FOURTH: The total number of shares of stock which the Corporation is authorized to issue in five thousand (5,000) shares, $0.001 par value per share.

FIFTH: The name and address of the incorporator is as follows:

NAME:	ADDRESS:

Siobhan McCleary, Esq.	Sills Cummis Radin Tischman
Epstein & Gross, P.A. One Riverfront Plaza
Newark, New Jersey 07102

SIXTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under and section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section as amended or supplemented (or any successor), and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrator of such a person.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law; (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions by the director not in good faith or which involve the director’s intentional misconduct or a knowing violation of law; (c) under Section 174 or successor provisions of the General Corporation Law of the State of Delaware; or (d) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission if such elimination or limitation is prohibited by the General Corporation Law of the State of Delaware. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment tor repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholder of the Corporation, as the case may be, to be summoned in such manner as title said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors of class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation as the case may be and also on the Corporation.

IN WITNESS WHEREOF, the undersigned, being the incorporation hereinbefore name, has executed, signed and acknowledged this certificate of incorporation the 9 day of July, 2003.

/s/ Siobhan McCleary
SIOBHAN MCCLEARY, Incorporator

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

TENGION, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

The undersigned, David I. Scheer, being the President of Tengion, Inc., a corporation organized and existing under the laws of the State of Delaware, on behalf of said corporation, hereby certifies as follows:

FIRST: The name of the corporation is Tengion, Inc. (the “Corporation”).

SECOND: The Corporation wishes to amend its Certificate of Incorporation so as to split 1:2,200 the number of shares of capital stock that the Corporation shall have the authority to issue and to change the par value of the Corporation.

THIRD: To accomplish the amendment referred to in Paragraph SECOND above, Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“FOURTH: The total number of shares of stock which the Corporation is authorized to issue is eleven million (11,000,000) shares of common stock, $0.000001 par value per share. Simultaneously with the effective date of the filing with the Secretary of State of the State of Delaware of this Certificate of Amendment (the “Effective Time”), each single share of the Corporation’s Common Stock, par value $0.001 per share, that is outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the respective holders thereof be converted into two thousand two hundred (2,200) shares of the Corporation’s Common Stock, par value $0.000001 per share.”

FOURTH: This Certificate of Amendment and the foregoing amendment of Article FOURTH of the Certificate of Incorporation of the Corporation were duly authorized in accordance with the provisions so Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 21 day of May, 2004 and hereby affirms under penalties of perjury that the statements contained herein are true.

TENGION, INC.

By:	/s/ David Scheer
David I. Scheer, President

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TENGION, INC.

Tengion, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation of Tengion, Inc. was filed with the Secretary of State of the State of Delaware on July 10, 2003. The original Certificate of Incorporation of Tengion, Inc. was amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on May 25, 2004.

SECOND: The board of directors of the corporation duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of the corporation declaring said amendment and restatement to be advisable and in the best interests of the corporation and its stockholders, and authorizing the appropriate officers of the corporation to solicit the written consent of the requisite stockholders of the currently issued and outstanding capital stock of the corporation, and the stockholders of the corporation duly adopted said amendment and restatement, all in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

THIRD: The Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, Tengion, Inc. has caused this Certificate to be signed by the President this 13 day of August 2004.

By	/s/ Steven Nichtberger
Steven Nichtberger, President

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TENGION, INC.

ARTICLE 1

The name of the corporation is Tengion, Inc.

ARTICLE 2

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE 3

The corporation shall have perpetual duration.

ARTICLE 4

The address of the registered office of the corporation in the State of Delaware and the County of New Castle is 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808 and the name of the registered agent at that address is Corporation Service Company.

ARTICLE 5

A.	Authorized Shares.

The total number of shares of stock which the corporation is authorized to issue is 110,441,976 shares, par value $0.001 per share, of which (i) 50,000,000 shares are designated common stock (the “Common Stock”), and (ii) 60,441,976 shares are designated preferred stock (the “Preferred Stock”). Simultaneously with the effective date of the filing with the Secretary of State of the State of Delaware of this Amended and Restated Certificate of Incorporation (the “Effective Time”), each single share of the corporation’s Common Stock, par value $0.000001 per share, that is outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the respective holders thereof be converted into one single share of the corporation’s Common Stock, par value $0.001 per share.

B.	Designation of Series A-1 and A-2 Convertible Preferred Stock.

(1)	Designation of Series A-1 and A-2 Convertible Preferred Stock.

(a) Designation, Number of Shares. A series of the Preferred Stock hereby is designated as “Series A-1 Convertible Preferred Stock” (the “Series A-1 Preferred Stock”), and

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the number of shares constituting the Series A-1 Preferred Stock shall be 30,220,988. Another series of the Preferred Stock hereby is designated as “Series A-2 Convertible Preferred Stock” (the “Series A-2 Preferred Stock” and collectively with the Series A-1 Preferred Stock, the “Series A Preferred Stock”), and the number of shares constituting the Series A-2 Preferred stock shall be 30,220,988.

(b) Rank. The Series A-1 Preferred Stock and Series A-2 Preferred Stock shall rank pari passu with each other and, collectively, the Series A Preferred Stock shall rank senior to all of the Common Stock, now outstanding or hereafter issued, with respect to all rights, preferences or privileges.

(2)	Voting.

(a) General. Each holder of Series A-1 Preferred Stock and Series A-2 Preferred Stock shall have that number of votes on all matters submitted to the stockholders that is equal to the number of shares of Common Stock into which such holder’s Series A-1 Preferred Stock or Series A-2 Preferred Stock, as the case may be, is then convertible, as hereinafter provided. Holders of Series A Preferred stock shall not be entitled to cumulate their votes in the election of directors and shall not be entitled to preemptive rights to acquire shares of any class or series of capital stock of the corporation (other than certain rights of the holders of Series A-1 Preferred Stock to acquire additional shares of capital stock expressly provided for in the Investor Rights Agreement, dated on or about the date hereof, among the corporation and the holders of the Series A Preferred Stock (as same may be amended, supplemented or otherwise modified form time to time, the “Investor Rights Agreement”)). Except as otherwise provided herein and as required by law, the shares of capital stock of the corporation shall vote as a single class on all matters submitted to the stockholders.

(b) Class Votes by Series A Preferred Stock. So long as at least 100,000 shares of Series A-1 Preferred stock remain outstanding (as appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), without the affirmative vote or written consent of the holders (acting together as a class) of at least 75% of the shares of Sires A-1 Preferred Stock then outstanding (the “Required Series A Holders”), the corporation shall not:

(i) create, authorize or issue, by reclassification or otherwise, any new class or series of shares of Preferred stock having rights, preferences or privileges senior to or pari passu with the Series A-1 Preferred stock and/or the Series A-2 Preferred Stock, whether by means of an amendment to this Certificate of Incorporation, or by merger, consolidation or otherwise;

(ii) except pursuant to Section B(6)(j) below, issue, by reclassification or otherwise, any share of Series A-2 Preferred Stock, whether by means of an amendment of this Certificate of Incorporation, or by merger, consolidation or otherwise;

(iii) in any manner (whether by merger, consolidation or otherwise) alter or change the designations, preferences, privileges or powers or relative,

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participating, optional or other special rights or qualifications, limitations or restrictions of any Series A-1 Preferred Stock or Series A-2 Preferred Stock;

(iv) increase or decrease the number of authorized shares of Series A-1 Preferred Stock and/or Series A-2 Preferred Stock;

(v) effect an amendment or waiver of any provision of this Certificate of Incorporation or by-laws of the corporation which adversely affects the holders of the Series A-1 Preferred Stock and/or Series A-2 Preferred Stock (including, without limitation, whether by merger, consolidation or otherwise);

(vi) increase from 4,536,077 shares of Common Stock (subject to adjustment in the event of any stock dividend, stock split, combination, , reorganization, recapitalization, reclassification, or other similar event, in each case involving only the Common Stock) the aggregate number of shares subject to the Tengion, Inc. 2004 Stock Incentive Plan and/or any other equity compensation arrangement;

(vii) authorize or permit the issuance of any security of a subsidiary other than to the corporation;

(viii) except pursuant to a redemption right set forth in this Certificate of Incorporation, redeem or repurchase declare or pay any dividend or make any other distribution on account of shares of Preferred Stock or Common Stock, provided, however, that such restriction shall not prohibit (A) the redemption or repurchase of capital stock granted or issued pursuant to a stock option plan of the corporation, or pursuant to any employment, strategic partner, licensing or consultant agreement, so long as such agreement was approved by the board of directors (including a majority of the Preferred Directors (as defined in the Investor Rights Agreement)) and (B) the declaration and/or payment of dividends provided for in Section B(5) and B(6)(c);

(ix) enter into, or permit or cause any subsidiary to enter into, (A) any liquidation, winding up or dissolution of the corporation or such subsidiary, any transaction which results in the stockholders of the corporation or such subsidiary immediately prior to the transaction owning less than a majority of the voting power of the corporation or such subsidiary, as the case may be, immediately after the transaction, or a sale or other conveyance of all or substantially all of the assets of the corporation or such subsidiary, by means of a transaction or series of related transactions, or (B) any exclusive license to a third party of all or substantially all of the intellectual property rights of the corporation or a subsidiary thereof in a single transaction or series of related transactions;

(x) effect, or permit or cause any subsidiary to effect, any asset or equity interest acquisition of any other corporation, partnership or entity, the effect of which would result in the corporation’s or any of its subsidiaries’ having insufficient operating capital to operate the corporation or any such subsidiary for the following twelve (12) month period;

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(xi) guarantee, or permit or cause any subsidiary to guarantee, any third-party obligation (except in the ordinary course of business);

(xii) incur, or permit or cause any subsidiary to incur, any indebtedness (other than working capital indebtedness incurred in the ordinary course and/or accounts payable incurred in the ordinary course of business) in excess of the lower of (A) $250,000 and (B) ten percent (10%) of the corporation’s or such subsidiary’s liquid assets, in each case, in the aggregate;

(xiii) pledge or create, or permit or cause any subsidiary to pledge or create, any lien or security interest on any of the corporation’s or such subsidiary’s assets (other than in the ordinary course of business or pursuant to an equipment leasing arrangement) in connection with any indebtedness or other obligation in excess of the lower of (A) $250,000 and (B) ten percent (10%) of the corporation’s or such subsidiary’s liquid assets, in each case in the aggregate.

(xiv) increase the size of the board of directors to more than eight (8) members;

(xv) cause a material change in the nature of the business of the corporation; or

(xvi) agree or commit to, or cause any subsidiary to agree or commit to, do any of the actions set forth in (i), (xv) above.

(3)	Dividends.

(a) To the extent permitted under the DGCL, the corporation shall pay preferential dividends in cash to the holders of the Series A-1 Preferred Stock and Series A-2 Preferred Stock at such times and subject to the other terms and conditions provided in this Section B(3). Except as otherwise provided herein, each share of Series A-1 Preferred Stock and Series A-2 Preferred Stock, from its date of issuance, shall be entitled to dividends at a rate of $0.129346 per share of Series A-1 Preferred Stock or Series A-2 Preferred Stock, as the case may be (in each, case, as appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) per annum from legally available funds, compounded annually. Such dividends shall accrue day to day from the date of issuance, whether or not earned, and shall be cumulative; provided that such dividends shall be payable (i) when, as, and if declared by the board of directors or (ii) upon an involuntary or voluntary liquidation or dissolution of the corporation or upon any earlier redemption or other acquisition of such shares of Series A Preferred Stock by the corporation or a conversion of such shares of Series A Preferred Stock under Section B(6)(a) or (b).

(b) No dividends shall be declared or set aside: for the Common Stock or any Other class or series of shares ranking junior to the Series A Preferred Stock upon liquidation or dissolution of the corporation, unless prior thereto all declared and unpaid dividends on the Series A Preferred Stock shall be set aside and paid on all the then outstanding shares of Series A Preferred Stock. In the event any dividends are declared and paid on the Common Stock, whether cash or non-cash, the holders. of Series A-1 Preferred Stock and Series A-2 Preferred

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Stock shall be entitled to such dividends declared and paid on the Common Stock in proportion to the number of shares of Common Stock, issuable to them upon conversion of the Series A-1 Preferred Stock or Series A-2 Preferred Stock, as the case may be, then held by them.

(4)	Liquidation.

(a) Liquidation Priorities. In the event of an involuntary or voluntary liquidation or dissolution of the corporation legally available for distribution at any time, the holders of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock shall be entitled to receive, pari passu, out of the assets of the corporation an amount equal to $1.61683 per share (as appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) plus an amount in cash equal to all accrued but unpaid dividends thereon (the aggregate of such amount being hereafter referred to as the “Series A Liquidation Preference”) before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class or series of shares ranking junior to the Series A Preferred Stock upon liquidation or dissolution of the corporation.

(b) Deficiencies Upon Liquidation. If upon any involuntary or voluntary liquidation or dissolution of the corporation, the assets legally available for distribution shall be insufficient to pay the full amount of the Series A Liquidation Preference to all holders of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock, the holders of such shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock shall share pro rata in any such distribution.

(c) Remaining Assets. After the payment or setting apart for payment to the holders of the Series A Preferred stock of the full preferential amounts so payable to them, the remaining assets of the corporation legally available for distribution to stockholders shall be distributed among the holders of the Common Stock, the holders of the Series A-1 Preferred stock and the holders of the Series A-2 Preferred Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such shares of Series A Preferred stock into Common Stock).

(d) Deemed Liquidation Event. Unless voted to be treated otherwise by the Required Series A Holders, each of the following will be treated as a “dissolution.”

(i) the acquisition of the corporation by another entity by means of any transaction or series of related transactions, including, without limitation, any stock acquisition, reorganization, merger or consolidation (but excluding any sale of stock for capital raising purposes) other than transactions in which the holders of the outstanding voting securities of the corporation immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the corporation held by such holders prior to such transactions, greater than fifty percent (50%) of the total voting power represented by voting securities of the corporation or such surviving entity outstanding immediately after such transaction or series of transactions,

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(ii) the acquisition in any transaction or series of related transactions by a single person or entity of such number of shares of capital stock of the corporation which results in such person or entity (in each case, together with its affiliates) owning at least a majority of the outstanding voting securities of the corporation immediately after such acquisition (each event in clauses(i) and (ii), a “Change of Control Transaction”), and

(iii) a sale or other conveyance of all or substantially all of the assets of the corporation, by means of a transaction or series of related transactions (each event in clauses (i) through (iii) above of this subsection are referred to herein as a “Deemed Liquidation Event”).

Unless voted by the Required Series A Holders not to be treated as a dissolution, all consideration payable to the stockholders of the corporation in connection with any Change of Control Transaction, or all consideration payable to the corporation and distributable to its stockholders, together with all other available assets of the corporation, in connection with any such asset sale, shall be, as applicable, paid by the purchaser to the holders of, or distributed by the corporation in redemption (out of funds legally available therefor) of, the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Common stock in accordance with the preferences and priorities set forth in Sections B(4)(a)(c) above, with such preferences and priorities specifically intended to be applicable in any such Change of Control Transaction or asset sale as if such transaction were a dissolution. In furtherance of the foregoing, the corporation shall take such actions as are necessary to give effect of the provisions of this Section B(4)(d), including without limitation, (A) in the case of a merger or consolidation, causing the definitive agreement relating to such merger or consolidation or provide for a rate at which the shares of Series A Preferred Stock are converted into or exchanged for cash, new securities or other property so as to give effect to the liquidation preferences and priorities provided for in this Section B(4), or otherwise causing such shares to be redeemed in a manner that gives effect to the liquidation preferences and priorities provided for in this Section B(4), or (B) in the case of such a stock sale or an asset sale, redeeming the Series A Preferred Stock in a manner that gives effect to the liquidation preferences and priorities provided for in this Section B(4), except to the extent it is not a Deemed Liquidation Event pursuant to this Section B(4)(d). The corporation shall promptly provide to the holders of shares of Series A Preferred Stock and Common Stock such information concerning the terms of such merger, consolidation, stock sale or asset sale and the value of the assets of the corporation as may reasonably be requested by the holders of Series A Preferred Stock. The amount deemed distributed to the holders of Series A Preferred Stock upon any such transaction shall be the cash or the value of the property, rights or securities distributed to such holders by the corporation or the acquiring person, firm or other entity, as applicable. Any election by the Required Series A Holders pursuant to this Section B(4)(d) shall be made by written notice to the corporation, the other holders of Series A Preferred Stock and the holders of Common Stock at least ten (10) days prior to the closing of the relevant transaction. Upon the election of such Required Series A Holders hereunder, all holders of Series A Preferred Stock shall be deemed to have made such election and such election shall bind all holders of the Series A Preferred Stock. In the event that the requirements of this Section B(4)(d) are not complied with, the corporation shall cause such closing to be postponed until such time as the requirements of this Section B(4)(d) have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of

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the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in this Section B(4)(d).

(e) Non-Cash Assets. If any of the assets of the corporation are to be distributed under this Section B(4), or for any purpose, in a form other than cash, then the board of directors of the corporation shall promptly and reasonably determine in good faith the fair market value of the assets to be distributed to the holders of Series A Preferred Stock or Common Stock. The corporation shall, upon receipt of such determination, give prompt written notice of the determination to each holder of shares of Series A Preferred Stock or Common Stock. Notwithstanding the foregoing, the fair market value of any securities shall be valued as follows:

(i) Securities not subject to investment letter or other similar restrictions on free marketability:

(A) If traded on a securities exchange or Nasdaq National Market, the value shall be deemed to be the average of the closing sale prices of the securities on the Nasdaq National Market or such exchange, as applicable, over the thirty (30) calendar day period ending three (3) calendar days prior to the consummation of a liquidation, dissolution or winding up of the corporation;

(B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) calendar day period ending three (3) calendar days prior to the consummation of a liquidation, dissolution or winding up of the corporation; or

(C) If thee is no active public market, the value shall be the fair market value thereof, as determined by a majority of the board of directors of the corporation in good faith.

(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined by the board of directors of the corporation in good faith.

(5)	Redemption of Series A-1 Preferred Stock and Series A-2 Preferred Stock.

(a) Subject to the rights of series of preferred stock which may from time to time come into existence, (i) after the receipt by the corporation of a written request from the holders of not less than the Required Series A Holders that all or some of such holders’ shares be redeemed, at any time after the sixth year anniversary of the date hereof, but within ninety (90) days of such request (the date ninety (90) days after such request is hereinafter referred to as the “First Redemption Date”), the corporation shall, to the extent it may lawfully do so, redeem one-third of the shares of Series A Preferred Stock then outstanding, (ii) after the receipt by the

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corporation of a written request form the Required Series A Holders that all or some of such holders’ shares be redeemed, at any time after the seventh year anniversary of the date hereof, but within ninety (90) days of such request (the date ninety (90) days after such request is hereinafter referred to as the “Second Redemption Date”), the corporation shall, to the extent it may lawfully do so, redeem one-half of the shares of Series A Preferred Stock then outstanding, and (iii) after the receipt by the corporation of a written request form the Required Series A Holders that all or some of such holders’ shares be redeemed, at any time after the eighth year anniversary of the date hereof, but within ninety (90) days of such request (the date ninety (90) days after such request is hereinafter referred to as the “Third Redemption Date”), the corporation shall, to the extent it may lawfully do so, redeem all of the shares of Series A Preferred Stock then outstanding in each case, by paying in cash therefor a sum equal to the then applicable Series A Liquidation Preference of such share of each of the Series A-1 Preferred Stock and Series A-2 Preferred Stock (the “Applicable Redemption Price”). Any redemption effected pursuant to this Section B(5)(a) shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock then held by such holders.

(b) Subject to the rights of series of preferred stock which may from time to time come into existence, at least fifteen (15) days prior to each of First Redemption Date, Second Redemption Date or Third Redemption Date, as applicable (each of First Redemption Date, Second Redemption Date and Third Redemption Date shall be referred to as a “Redemption Date”), written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of the corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Applicable Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the “Redemption Notice”). Except as provided in Section B(5)(c) on or after the Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender to the corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(c) From and after the Redemption Date, unless there shall have been a default in payment of the Applicable Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of preferred stock which may from time to time come into existence, if the funds of the corporation legally available for redemption of shares of Series A Preferred Stock on any Redemption Date are insufficient to

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redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock ratably among the holders of such shares to be redeemed based upon their holdings of Series A-1 Preferred Stock and Series A-2 Preferred Stock, taken together as a single class. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of preferred stock which may from time to time come into existence, at any time thereafter when additional funds of the corporation are legally available for all redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on any Redemption Date but which it has not redeemed and no other payment to any other class or series of capital stock shall be made until the balance of the shares which the corporation has become obliged to redeem has been so redeemed.

(6)	Conversion of Series A-1 Preferred Stock and Series A-2 Preferred Stock.

(a) Mandatory Conversion of Series A Preferred Stock. The Series A Preferred Stock shall automatically be converted into shares of Common Stock of the corporation, without any act by the corporation or the holders of the Series A Preferred Stock, upon the earlier of:

(i) concurrently with the closing of the first public offering by the corporation of shares of Common Stock of the corporation registered under the Securities Act of 1933, as amended, in which (x) the aggregate public offering price of the securities sold for cash by the corporation is not less than $40,000,000 and (y) the per share price paid for such shares shall be at least $4.85 (appropriately adjusted for any combinations, consolidations, stock splits, or stock distributions or stock dividends with respect to such shares) (“Qualified Public Offering”); or

(ii) the date upon which the affirmative vote or written consent in favor of such conversion is given by the Required Series A Holders.

Each holder of a share of Series A Preferred Stock so converted shall be entitled to receive the full number of shares of Common Stock into which such share of Series A Preferred Stock held by such holder could be converted if such holder had exercised its optional conversion right at the time of the closing of such public offering or the giving of such vote or consent, as applicable. Upon such conversion, each holder of a share of Series A Preferred Stock shall immediately surrender such share in exchange for appropriate stock certificates representing a share or shares of Common Stock of the corporation.

(b) Optional Conversion of Series A Preferred Stock. At any time from time to time, at the option of any holder thereof, the Series A-1 Preferred Stock and Series A-2 Preferred Stock shall be convertible, at the office of the corporation (or at such other office or offices, if any, as the board of directors may designate), into fully paid and nonassessable shares of Common Stock of the corporation, at the Applicable Series A-1 Conversion Price or the Applicable Series A-2 Conversion Price, as applicable (as determined in accordance with the provisions of Section B(6)(c) below), in effect at the time of conversion. To convert shares of

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Series A-1 Preferred Stock or Series A-2 Preferred Stock into shares of Common Stock of the corporation, the holder thereof shall surrender at the principal office of the corporation the certificate or certificates therefor, duly endorsed to the corporation or in blank, and give written notice to the corporation at such office that such holder elects to convert such shares. Shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock, as the case may be, shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of Common Stock of the corporation issuable upon such conversion shall be treated for all purposes as the record holder of such share of Common Stock at such time. As promptly as practicable on or after the conversion date, the corporation shall issue and deliver or cause to be issued and delivered at such office a certificate or certificates for the number of shares of Common Stock of the corporation issuable upon such conversion.

(c) Conversion Price and Adjustments. The number of shares of Common Stock issuable upon conversion of each share of the Series A-1 Preferred Stock, whether optional or mandatory conversion, shall be equal to $1.61683 plus an amount equal to all accrued but unpaid dividends thereon (as appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected with respect to the Series A-1 Preferred Stock) divided by the Applicable Series A-1 Conversion Price (as defined below) then in effect for shares of Series A-1 Preferred Stock. The number of shares of Common Stock issuable upon conversion of each share of Series A-2 Preferred Stock, whether optional or mandatory conversion, shall be equal to $1.61683 plus an amount equal to all accrued but unpaid dividends thereon (subject to adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event, in each case involving only the Series A-2 Preferred Stock) divided by the Applicable Series A-2 Conversion Price then in effect for shares of Series A-2 Preferred Stock. The Applicable Series A-1 Conversion Price for shares of Series A-1 Preferred Stock shall initially be $1.61683 and the Applicable Series A-2 Conversion Price (collectively with the Applicable Series A-1 Conversion Price, the “Applicable Conversion Price”) for shares of Series A-2 Preferred Stock shall initially be $1.61683, in each case subject to adjustment from time to time as hereinafter provided (it being understood that the Series A-2 Conversion Price shall not be subject to adjustment as provided in clause (i) below of this Section B(6)(c)):

(i) Except for (1) the issuance of options to purchase and/or the sale of up to, in the aggregate, 4,536,077 shares of Common Stock (subject to adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event, in each case involving only the Common Stock) granted or sold to employees, consultants or directors of the corporation pursuant to any equity compensation plans approved by the board of directors of the corporation, including the issuance of Common Stock upon exercise of such options, (2) the issuance of shares of Common Stock upon conversion of the Preferred Stock, (3) shares of Common Stock issued or issuable in connection with stock splits, divisions or dividend distributions, (4) shares of Common Stock issued or issuable to lending or leasing institutions in connection with the corporation’s debt, equipment leasing or other non-equity financing approved by the board of directors (including at least a majority of the Preferred Directors), (5) shares of Common Stock issued or issuable upon exercise or conversion of any securities outstanding on the Purchase Date (as defined below),

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(6) shares of Common Stock issued or issuable in connection with a strategic partnering, joint venture, or licensing arrangement, or consulting, executive recruitment, real estate or vendor transaction first approved by the board of directors of the corporation (including at least a majority of the Preferred Directors), provided that the primary purpose of such transaction is not the raising of equity capital, (7) shares of Common Stock issued or issuable in connection with a bona fide business acquisition by the corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock, whereby the corporation owns not less than a majority of the voting power of the surviving corporation, in each case, approved by the board of directors (including at least a majority of the Preferred Directors), (8) the issuance of shares of Common Stock pursuant to a Qualified Public Offering, (9) any right, option or warrant to subscribe for, purchase or otherwise acquire any security described in the foregoing clauses (4) – (7) of this Section B(6)(c)(i), (10) any right, option or warrant exercisable for or convertible into any security that is exercisable for or convertible into any security described in clauses (4) – (7) of this Section B(6)(c)(i), and (11) such other issuances of shares of Common Stock of the corporation as to which the provisions of this Section B(6)(c) may be waived by the Required Series A Holders, if the corporation shall issue, after the date upon which any shares of Series A-1 Preferred Stock were first issued (the “Purchase Date”), any shares of Common Stock without consideration or for a consideration per share less than the Applicable Series A-1 Conversion Price in effect for the Series A-1 Preferred Stock immediately prior to the issuance of such shares of Common Stock, the Applicable Series A-1 Conversion Price in effect for the Series A-1 Preferred Stock immediately prior to each such issuance shall forthwith be adjusted to a price determined by multiplying such Applicable Series A-1 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of all of the outstanding Preferred Stock and other Convertible Securities and assuming the exercise of all outstanding options, warrants or other rights to purchase Common Stock or other securities convertible into Common Stock) plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Applicable Series A-1 Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of all of the outstanding Preferred Stock and other Convertible Securities and assuming the exercise of all outstanding options, warrants or other rights to purchase Common Stock or other securities convertible into Common Stock) plus the number of shares of Common Stock thus issued or sold.

For the purposes of this Section B(6)(c)(i) the following clauses (1) to (4), inclusive, shall also be applicable:

(1) In case at any time the corporation shall grant (1) any rights subscribe for or to purchase, or any options for the purchase of, Common Stock or (2) any obligations or any shares of stock of the corporation which are convertible into, or exchangeable for, Common Stock (any of such obligations or shares of stock being hereinafter referred

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to as “Convertible Securities”) whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the corporation upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue of such Convertible Securities and upon the conversion or exchange thereof by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Applicable A-1 Conversion Price with respect to the Series A-1 Preferred Stock in effect immediately prior to the time of the granting of such rights options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total minimum amount of such Convertible Securities issuable upon the exercise of such rights options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. Except as provided in Section B(6)(c)(ii) below, no further adjustments of the Applicable Conversion Price with respect to the Series A-1 Preferred Stock shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(2) In case the corporation shall issue or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount of consideration received or receivable by the corporation for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Applicable Series A-1 Conversion Price with respect to the Series A-1 Preferred Stock in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share,

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provided that (x) except as provided in Section B(6)(c)(ii) below, no further adjustments of the Applicable Conversion Price with respect to the Series A-1 Preferred Stock shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (y) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Applicable Series A-1 Conversion Price with respect to the Series A-1 preferred Stock have been or are to be made pursuant to other provisions of this clause (2), no further adjustment of such applicable Conversion Price shall be made by reason of such issue or sale.

(3) In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the corporation therefor, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the corporation shall be deemed to be the fair value of such consideration as determined by the board of directors of the corporation, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock at Convertible Securities shall be issued in connection with any merger or consolidation in which the corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the board of directors of the corporation of such portion of the assets and business of the nonsurviving corporation or corporations as such board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be.

(4) If (x) the purchase price provided for in any right or option referred to in clause (1) of this Section B(6)(c)(i), or (y) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (1) or clause (2) of this Section B(6)(c)(i), or (z) the rate at which any Convertible Securities referred to in clause (1) or clause (2) of this Section B(6)(c)(i) are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reasons of provisions designed to protect against dilution), the Applicable Series A-1 Conversion Price then in effect hereunder with respect to the Series A-1 Preferred Stock shall

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forthwith be increased or decreased to such conversion price as would have obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (b) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the corporation therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Applicable Series A-1 Conversion Price then in effect hereunder with respect to the Series A-1 Preferred Stock shall forthwith be increased to such conversion price as would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefore) upon the exercise of such rights or option or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any right or option referred to in clause (1) of this Section B(6)(c)(i), or the rate at which any Convertible Securities referred to in clause (1) of this Section B(6)(c)(i) are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Applicable Series A-1 Conversion Price then in effect hereunder with respect to the Series A-1 Preferred Stock shall forthwith be decreased to such conversion price as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

(ii) In case the corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Applicable Conversion Price for the Series A-1 Preferred Stock and the Series A-2 Preferred Stock in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the corporation shall be combined into a smaller number of shares, the Applicable Conversion Price for the Series A-1 Preferred Stock and the Series A-2 Preferred Stock in effect immediately prior to such combination shall be proportionately increased.

(d) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the corporation shall be effected in such a way that holders of Common Stock shall be entitled to received stock, securities or assets with respect to or in

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exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of Series A-1 Preferred Stock and Series A-2 Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of Common Stock immediately therefore receivable upon the conversion of shares of the shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock, as applicable, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Applicable Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

(e) Corrective Actions. If any event occurs as to which in the opinion of the board of directors of the corporation the other provisions of Section B(6) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then the board of directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

(f) Notice of Conversion Price Adjustment. In each case of an adjustment of the Applicable Conversion Price with respect to the Series A Preferred Stock, the corporation shall give written notice thereof, by first-class, mail, postage prepaid, addressed to the registered holders of the Series A-1 Preferred Stock and the Series A-2 Preferred Stock, as the case may be, at the addresses of such holders as shown on the books of the corporation, which notice shall state the Applicable Series A-1 Conversion Price and the Series A-2 Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of the Series A-1 Preferred Stock and the Series A-2 Preferred Stock, as the case may be, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(g) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock as of the close of business on the day of conversion. “Market price” shall mean if the Common Stock is traded on a securities exchange or on the Nasdaq National Market, the closing price of the Common Stock on such exchange or the Nasdaq National Market, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of 20 consecutive business days prior to the date as of which “market price” is being determined. If at any time the Common Stock is not traded on an exchange or the Nasdaq National Market, or otherwise traded in tire over-the-counter market, the “market price” shall be deemed to be the higher of (x) the book value thereof as determined by any firm of independent public accounts of recognized standing selected by the board of directors of the corporation as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or

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(y) the fair value thereof determined in good faith by the board of directors of the corporation as of the date which is within 15 days of the date as of the which the determination is to be made.

(h) No Impairment. The corporation will not, by amendment of its certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section B(6) and in the taking of all such action as may be necessary or appropriate in order to protect the holders of Series A Preferred Stock against impairment.

(i) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of any outstanding shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock; and if at any time the number of authorized but unissued shires of Common Stock shall not be sufficient to effect the exercise of all such Series A Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, using its best efforts to obtain the requisite stockholder approval of away necessary amendment to the corporation’s certificate of incorporation.

(j) Pay to Play Provision.

(i) If from time to time any holder of Series A-1 Preferred Stock is entitled to exercise a right of first offer granted pursuant to Section 2 of the Investors Rights Agreement (the “Right of First Offer”) with respect to any subsequent round of equity financing of the corporation (the “Equity Financing”) effected after the Purchase Date and the corporation has fully complied in all respects with its contractual obligations pursuant to such Right of First Offer, if such holder (referred to herein as a “Non-Participating Holder”) does not exercise such holder’s right of First Offer to acquire its pro rata share (equal to the ratio of the number of shares of Common Stock and Series A-1 Preferred Stock at the time held by such holder, on an as converted to Common Stock basis, to the number of shares of the corporation’s capital stock ten outstanding, on an as converted to Common Stock basis), of the Allocated Offered Securities (as hereinafter defined) offered to the holders of the Series A-1 Preferred Stock in such Equity Financing (a “Mandatory Offering”), a portion of the shares of Series A-1 Preferred Stock held by such Non-Participating Holder as is equal to the total number of shares of Series A-1 Preferred Stock held by such Non-participating Holder multiplied by fraction (a) the numerator of which shall be (i) the full pro rata share of the Allocated Offered Securities which such Non-Participating Holder multiplied by a fraction (a) the numerator of which shall be (i) the full pro rata share of the Allocated Offered Securities which such Non-participating Holder was entitled to purchase minus (ii) the number of shares of Allocated Offered

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Securities actually purchased by such Non-Participating Holder and (b) the denominator of which shall be the full pro rata share of the Allocated Offered Securities which such Non-Participating Holder was entitled to purchase, shall automatically be converted into an equal number of shares of Series A-2 Preferred Stock. If any shares of Series A-1 Preferred Stock are converted at a time when there are any accrued by unpaid dividends and other amounts due on or in respect of such shares, (A) the corporation shall not be required or obligated to pay any such unpaid dividends and other amounts in connection with such conversion but (B) each share of Series A-2 Preferred Stock issued in connection with the Special Mandatory Conversion (as defined below) of each such share of Series A-1 Preferred Stock, as of the date of issuance thereof, shall be entitled to accrued and unpaid dividends in the amount equal to the dividends accrued and unpaid, as of the date of the Special Mandatory Conversion, in respect of each such underlying share of Series A-1 Preferred Stock so converted (which dividends will be payable as provided in Sections B(3), (4), (5) and/or (6)(c)). No share of Series A-2 Preferred Stock shall be issued, except as set forth in this Section B(6)(j) upon conversion of shares of Series A-1 Preferred Stock.

(ii) An Equity Financing shall not be deemed to be a Mandatory Offering in the event that (A) the board of directors of the corporation including the affirmative vote of at least a majority of the Preferred Directors and (B) the Required Series A Holders have both specifically approved that such Equity Financing shall not be subject to the terms of this Section B(6)(j).

Each such conversion under this Section B(6)(j) shall be referred to herein as a “Special Mandatory Conversion.”

For purposes of determining whether any holder of Series A-1 Preferred Stock is a Non-Participating Holder, the acquisition of Allocated Offered Securities by such holder and each of its affiliates shall be aggregated so that if such holder and each of its affiliates collectively acquire an amount of Allocated Offered Securities equal to or greater than their collectively pro rata share of the Allocated Offered Securities, neither such holder nor any of its affiliates shall be deemed a Non-Participating Holder.

For purposes of this Section B(6)(i), “Allocated Offered Securities” shall mean that portion of the equity securities being issued in such Equity Financing that are allocated by the board of directors of the corporation, including the affirmative vote of a majority of the Preferred Directors, for purchase by the holders of the Series A-1 Preferred Stock as a group.

(iii) All Non-Participating Holders shall be given written notice of the Special Mandatory Conversion and the place designated for mandatory conversion of all or such portion, as the case may be, of their shares of Series A-1 Preferred Stock pursuant to this Section B(6)(j). Such notice shall be sent by first class or registered mail postage prepaid, to each Non-Participating

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Holder, at such holder’s address last shown on the records of the transfer agent for the Series A-1 Preferred Stock (or the records of the corporation, if it serves as its own transfer agent). Upon receipt of such notice, each Non-Participating Holder shall surrender his, her or its certificate or certificates for such shares of Series A-1 Preferred Stock so converted to the corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Series A-2 Preferred Stock to which such holder is entitled pursuant to this Section B(6)(j) and certificates for the balance of any Series A-1 Preferred Stock not so converted. On the effective date of the Special Mandatory Conversion, all rights with respect to the Series A-1 Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Series A-2 Preferred Stock into which such Series A-1 Preferred Stock has been converted. If so required by the corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument tor instruments of transfer, in form satisfactory to the corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the effective date of the Special Mandatory Conversion and the surrender of the certificate or certificates for Series A-1 Preferred Stock, the corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Series A-2 Preferred Stock issuable on such conversion in accordance with the provisions hereof and a certificate or certificates for the number of full shares of Series A-1 Preferred Stock not so converted. All certificates evidencing shares of Series A-1 Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the effective date of the Special Mandatory Conversion, be deemed to have been retired and cancelled and the shares of Series A-1 Preferred Stock represented thereby converted into Series A-2 Preferred Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series A-1 Preferred Stock may not be reissued, and the corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A-1 Preferred Stock accordingly.

(k) Definition of “Common Stock”. As used in this Section B(6), the term “Common Stock” shall mean and include the corporation’s authorized common Stock, par value $.001 per share, as constituted on the Purchase Date and shall also include any security of the corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Preferred Stock shall include only shares designated as Common Stock of the

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corporation on the Purchase Date or, in case of any reorganization or recapitalization of the outstanding shares thereof, the stock, securities or assets provided for in Section B(6)(j).

C.	Common Stock

(1) General. All preferences, voting powers, relative, participating, optional or other special rights and privilege, qualifications, limitations or restrictions of the Common Stock expressly are made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

(2) Voting Power. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder and shall vote together with the holders of the Series A Preferred Stock (to the extent provided by the provisions of Section B(2) of this Article 5) as a single class on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation or pursuant to the DGCL; provided, however, that holders of Common Stock shall not be entitled to vote in respect of the matters requiring the vote of the holders of Series A-1 Preferred Stock under Section B(2)(b) of this Article 5.

Notwithstanding anything to the contrary contained in Section 242 of the DGCL, the Common Stock shall not have the right to vote as a separate class in connection with any increase or decrease of the number of shares of common Stock authorized for issuance by the corporation.

(3) Dividends. Subject to Section B(3) hereof, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the board of directors may determine in its sole discretion, with holders of Series A-1 Preferred stock, Series A-2 Preferred Stock and Common Stock sharing in such dividends as contemplated by and, subject to the terms of Section B(3).

(4) Liquidation. Upon any involuntary or voluntary liquidation or dissolution of the corporation or a Deemed Liquidation Event, after the payment or provision for payment of all debts and liabilities of the corporation and all preferential amounts to which the holders of Series A Preferred Stock and any other series of Preferred Stock as may be issued in accordance with the provisions hereof are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock (and Series A-1 Preferred Stock and Series A-2 Preferred Stock) shall be entitled to share ratably in any remaining assets of the corporation, with such stock being considered a single class for this purpose.

ARTICLE 6

In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, amend, alter, change, add to or repeal bylaws of the corporation, without any action on the part of the stockholders. The bylaws made by the

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directors may be amended, altered, changed, added to or repealed by to stockholders. Any specific provision in the bylaws regarding amendment thereof shall be controlling.

ARTICLE 7

A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability is not permitted under the DGCL as the same exists or may hereafter be amended. Any repeal or modification of the foregoing provisions of this article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE 8

The corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil or administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation or any predecessor of the corporation.

ARTICLE 9

To the maximum extent permitted from time to time under Delaware law, the corporation renounces any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, business opportunities that, from time to time, are presented to Oak Investment Partners XI, Limited Partnership, HealthCap IV KB, HealthCap IV, L.P., HealthCap IVBis, L.P., OFCO Club IV, and/or Johnson & Johnson Development Corporation, any of their respective designees of the corporation’s Board of Directors and/or any of their respective representatives who, from time to time, may act as officers of the corporation. No amendment or repeal of this Article 9 shall apply to or have any effect on the liability or alleged liability of such stockholder, director or officer of the corporation for or with respect to any opportunities of which such stockholder, director or officer becomes aware prior to such amendment or repeal.

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SECRETARY’S CERTIFICATE

SCHEDULE B

CORPORATE BYLAWS

Please see attached

4

BY-LAWS

OF

TENGION, INC.

ARTICLE I

Corporation Offices

1. Registered Office. The registered office of Tengion, Inc. shall be fixed in the corporation’s Certificate of Incorporation, as the same may be amended from time to time.

2. Other Offices. The corporation’s Board of Directors (the “Board”) may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II

Stockholders’ Meetings

1. Places of Meetings. All meetings of stockholders shall be held at such place or places in or outside of the State of Delaware as the Board may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the Delaware General Corporation Law (the “DGCL”). The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) for the DGCL. In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2. Annual Meetings. Unless otherwise determined from time to time by the Board, the annual meeting of stockholders shall be held each year for the election of directors and the transaction of such other business as may properly come before the meeting on the last Tuesday in the fourth month following the close of the fiscal year of the corporation commencing at some time between 10 A.M. and 3 P.M., if not a legal holiday, and if such day is a legal holiday, then the annual meeting shall be held on the date following at the same time. If the annual meeting is not held on the date designated, it may be held as soon thereafter as convenient and shall be called the annual meeting. Written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote at his address as it appears on the records of the corporation not less than the minimum nor more than the maximum number of days permitted under the DGCL prior to the scheduled date thereof, unless such notice is waived as provided by Section 2 of Article VIII of these By-Laws.

3. Special Meetings. A special meeting of stockholders may be called at any time at the request of any member of the Board or the chief executive officer, and shall be called by the chief executive officer or the secretary or an assistant secretary at the written request of the holders of at least 25% of the total number of shares of stock then outstanding and entitled to vote, stating the specific purpose or purposes thereof. Written notice of the time, place and specific purposes of such meetings shall be given by mail, e-mail, or facsimile to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation

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not less than 10 days nor more than 60 days prior to the scheduled date thereof, unless such notice is waived as provided in Section 2 of the Article VIII of these By-Laws. Nothing contained in this Section 3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board or the chief executive officer may be held.

4. Meetings Without Notice. Meetings of the stockholders may be held at any time without notice when all the stockholders entitled to vote thereat are present in person or by proxy.

5. Voting. At all meetings of stockholders, each stockholder entitled to vote on the record date as determined under Section 7 of this Article, or if not so determined as prescribed under the DGCL, shall be entitled to one vote for each share of stock standing on record in his name, subject to any restrictions or qualifications set forth in the Certificate of Incorporation or any amendment thereto the Certificate of Incorporation as amended from time to time is hereinafter referred to as the “Certificate of Incorporation”).

6. Quorum. At any stockholders meeting, a majority of the number of shares of stock outstanding and entitled to vote thereat present in person or by proxy, shall constitute a quorum, but a smaller interest by act of either (x) the chairperson of the meeting or (y) the stockholders entitled to vote at the meeting, may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitation as may be imposed under the DGCL. When a quorum is present at any meeting, a majority of the number of shares of stock entitled to vote present thereat shall decide any question brought before such meeting unless the question is one upon which a different vote is required by express provision of the DGCL, the Certificates of Incorporation, any stockholders agreement to which the corporation is a party, or these By-Laws, in which case such express provision shall govern.

7. List of Stockholders. At least 10 days before every meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of, and the number of shares registered in the name of, each stockholder shall be prepared by the secretary or the transfer agent in charge of the stock ledger of the corporation. Such list shall be open for examination by any stockholder as required by the DGCL. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the corporation or to vote in person or by proxy at such meeting.

8. Consents in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation or by the DGCL, any action required by the DGCL to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if: (i) a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) prompt notice of the taking of such action by less than unanimous written consent is given to the other stockholders to the extent and in the manner required by the DGCL.

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ARTICLE III

Board of Directors

1. Number and Qualification. A board of directors shall be elected at each annual meeting of stockholders, each director so elected to serve until the election and qualification of his successor or until his earlier death, resignation or removal as provided in these By-Laws. Subject to the terms of the Certificate of Incorporation and any stockholders agreement to which the corporation is a party, the number of directors shall be such as may be determined from time to time by the Board. As of the date of the initial adoption of these By-Laws, the Board shall consist of one (1) director. In case of any increase in the number of directors between elections by the stockholders, the additional directorships shall be considered vacancies and, except as otherwise required by the Certificate of Incorporation or any stockholders agreement to which the corporation is a party, shall be filled in the manner prescribed in Article III, Section 11 of these By-Laws. No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires. Directors need not be stockholders.

2. Powers. The business and affairs of the corporation shall be carried on by or under the direction of the Board, which shall have all the powers authorized by the DGCL, subject to such limitations as may be provided by the Certificate of Incorporation, these By-Laws or by any stockholders agreement to which the corporation is a party.

3. Compensation. The Board may from time to time by resolution authorize the payment of fees or other compensation to the directors for services to the corporation, including, but not limited to, fees for attendance at all meetings of the Board or of the executive or other committees, and determine the amount of such fees and compensation. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board or the executive committee.

4. Meetings and Quorum. Meetings of the Board may be held either in or outside of the State of Delaware. Subject to the terms of the Certificate of Incorporation, a quorum shall be a majority of the directors then in office, but not less than two directors unless a Board of one director is authorized under the DGCL in which event one director shall constitute a quorum. A director will be considered present at a meeting, even though not physically present, to the extent and in the manner authorized by the DGCL. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

The Board elected at any annual stockholders’ meeting shall, at the close of that meeting and without further notice if a quorum of directors be then present, or as soon thereafter as may be convenient, hold a meeting for the election of officers and the transaction of any other business. Subject to the terms of the Certificate of Incorporation, at such meeting the Board shall elect a chief executive officer, a president, a secretary and a treasurer, and such other officers as it may deem proper, none of which except the chairman of the Board, if elected, need be members of the Board.

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The Board may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the chief executive officer or by the secretary or an assistant secretary upon the written request of any director.

Notice of each meeting, other than a regular meeting (unless required by the Board), shall be given to each director by mailing the same to each director at his residence or business address at least two days before the meeting or by delivering the same to him personally or by telephone or telegraph at least one day before the meeting unless, in case of exigency, the chairman of the Board, the chief executive officer or the secretary shall prescribe a shorter notice to be given personally or by telephone, telegraph, cable or wireless to all or any one or more of the directors at their respective residences or places of business.

Notice of any meeting shall state the time and place of such meeting, and need not state the purposes thereof unless otherwise required by the DGCL, the Certificate of Incorporation, these By-Laws, or the Board.

5. Record Dates. (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix in advance a record date which, in the case of a meeting, shall not be less than the minimum nor more than the maximum number of days prior to the scheduled date of such meeting permitted under the DGCL and which, in the case of any other action, shall be not more than the maximum number of days permitted under the DGCL.

(b) If no such record date is fixed by the Board, the record date shall be that prescribed by the DGCL.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

6. Executive Committee. Subject to the terms of any stockholders agreement to which the corporation is a party, the Board may by resolution passed by a majority of the whole Board provide for an executive committee of two or more directors and shall elect the members thereof to serve at the pleasure of the Board and may designate one of such members to act as chairman. Subject to the terms of any stockholders agreement to which the corporation is a party, the Board may at any time change the membership of the committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of the executive committee, or dissolve it.

During the intervals between the meetings of the Board, the executive committee shall possess and may exercise any or all of the powers of the Board in the management or direction of the business and affairs of the corporation and under these By-laws to the extent authorized by

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resolution adopted by a majority of the whole Board and to such limitations as may be imposed by the DGCL and the Certificate of Incorporation.

The executive committee may determine its rules of procedure and the notice to be given of its meetings, and it may appoint such committees and assistants as it shall from time to time deem necessary. Subject to the terms of the Certificate of Incorporation, a majority of the members of the committee shall constitute a quorum.

7. Other Committees. Subject to the terms of the Certificate of Incorporation, the Board may by resolution provide for such other committees as it deems desirable and may discontinue the same at its pleasure. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board. No such committee, however, shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or, matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any By-Law of the corporation.

8. Conference Telephone Meetings. Any one or more members of the Board or any committee thereof may participate in meetings by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. And such participation in a meeting shall constitute presence in person of the meeting.

9. Action Without Meetings. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting to the extent and in the manner authorized by the DGCL.

10. Removal of Directors. Unless otherwise restricted by statute, the Certificate of Incorporation, these By-Laws, or any stockholders agreement to which the corporation is a party, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

11. Vacancies. Except as otherwise provided in the Certificate of Incorporation or any stockholders agreement to which the corporation is a party, a vacancy in any directorship occurring by reason of death, resignation, removal, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board.

ARTICLE IV

Officers

1. Titles and Election. The officers of the corporation shall be comprised of a chief executive officer, a president, a secretary and a treasurer, who shall initially be elected as soon as convenient by the Board and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the Board following each annual stockholders’ meeting, each of whom shall hold office at the pleasure of the Board except as may otherwise be approved by the Board or the executive committee, or until their earlier death, resignation, removal under these By-Laws or other termination of their employment. Any person may hold more than one office

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if the duties can be consistently performed by the same person, and to the extent permitted by the DGCL. Subject to the terms of the Certificate of Incorporation or any stockholders agreement to which the corporation is a party, the Board, in its discretion, may also at any time elect or appoint a chairman of the Board, who shall be a director, and one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the Board, except as may otherwise be approved by the Board or the executive committee or until their earlier death, resignation, removal or other termination or employment as shall be prescribed or determined by the chief executive officer. The Board may require any officer or other employee or agent to give bond for the faithful performance of his duties in such form and with such sureties as the Board may require.

2. Duties. Subject to such extension, limitation, and other provisions as the Board, these By-Laws or the Certificate of Incorporation may from time to time prescribe or determine, the following officers shall have the following powers and duties:

(a) Chairman of the Board. The chairman of the Board, when present, shall preside at all meetings of the stockholders and of the Board and shall have such other powers and perform such other duties as the Board may prescribe from time to time.

(b) Chief Executive Officer. Subject to the authority of the Board, the chief executive officer shall have general supervision and control of the corporation’s business and shall exercise the powers and authority and perform the duties commonly incident to his office and shall, in the absence of the chairman of the Board, preside at all meeting of the stockholders and of the Board if he is a director, and shall perform such duties as the Board shall specify from time to time. The chief executive officer, unless some other person is thereunto specifically authorized by the Board, shall have authority to sign all bonds, debentures, promissory notes, deeds and contracts of the corporation.

(c) President. The president shall perform such duties as may be assigned to him from time to time by the Board or the chief executive officer. In the absence or disability of the chief executive officer, the present may, unless otherwise determined by the Board, exercise the powers and perform the duties to the office of chief executive officer.

(d) Vice President(s). The vice president or vice presidents shall perform such duties as may be assigned to them from time to time by the Board, the Chief executive officer or the president.

(e) Treasurer. The treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, shall keep or cause to be kept regular books of account for the corporation and shall perform such other duties and possess such other powers as are incident to the office of treasurer, or as shall be assigned to him by the chief executive officer, the president or by the Board.

(f) Assistant Treasurer(s). During the absence or disability of the treasurer, the assistant treasurer, if one is elected, or if there are more than one, the one so designated by the treasurer, the chief executive officer, the president tor by the Board shall have all the powers and functions of the treasurer.

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(g) Secretary. The secretary shall cause notices of all meetings to be served as prescribed in these By-Laws or by statute, shall keep or cause to be kept the minutes of all meetings of the stockholders and of the Board, shall have charge of the corporate records and seal of the corporation and shall keep a register of the post office address of each stockholder which shall be furnished to him by such stockholder. He shall perform such other duties and possess such other powers as are incident to the office of secretary or as are assigned by the chief executive officer, the president or by the Board.

(h) Assistant Secretaries. During the absence or disability of the secretary, the assistant secretary, if one is elect, or if there are more than one, the one so designated by the secretary, the chief executive officer, the president or by the Board shall have all the powers and functions of the secretary.

3. Delegation of Duties. In case of the absence of any officer of the corporation, or for any other reason that may seem sufficient to the Board, the Board may delegate the powers and duties of such officer, for the time being, to any other officer, or to any director.

ARTICLE V

Stock Certificates

1. Certificates Representing Stock. Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the chairman of the Board or by the president or any vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation. Any or all of the signatures on any such certificate may be a facsimile if authorized under the DGCL.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

2. Transfer of Stock. Subject to the terms of any stockholders agreement to which the corporation is a party, shares of the capital stock of the corporation shall be transferable only upon the books of the corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board or chief executive officer may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars of transfer and may make or authorize the transfer agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock in any manner not prohibited by the DGCL.

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3. Lost Certificates. Subject to the terms of any agreement to which the corporation is a party, in case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the Board or the executive committee or by the chief executive officer if the Board or the executive committee does not do so.

ARTICLE VI

Fiscal Year, Bank Deposits, Checks, etc.

1. Fiscal Year. The fiscal year of the corporation shall commence or end at such time as the Board may designate.

2. Bank Deposits, Checks, etc. The funds of the corporation shall be deposited in the name of the corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board or the executive committee, or by such officer or officers as the Board or the executive committee may authorize to make such designations.

All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board or the executive committee. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

ARTICLE VII

Books and Records

1. Location of Books. Unless otherwise expressly required by the DGCL, the books and records of the corporation may be kept outside of the State of Delaware.

2. Examination of Books. Except as may otherwise be provided by the DGCL, the Certificate of Incorporation, these By-Laws, or any agreement to which the corporation is a party, the Board shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the corporation except as prescribed by statute or authorized by express resolution of the stockholders or of the Board, or as set forth in any agreement to which the corporation is a party.

ARTICLE VIII

Notices

1. Requirements of Notice. Whenever notice is required to be given by statute, the Certificate of Incorporation or these By-Laws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office, letter box, or mail chute postpaid and addressed to the person to whom such notice is directed at the

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address of such person on the records of the corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

2. Waivers. Any stockholder, director or officer may, in writing or by telegram, cable or by electronic transmission at any time waive any notice or other formality required by statute, the Certificate of Incorporation or these By-Laws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any stockholders’ meeting and presence of any director at any meeting of the Board shall constitute a waiver of such notice as may be required by any statute, the Certificate of Incorporation or these By-Laws.

ARTICLE IX

Notice by Electronic Transmission

1. Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these By-Laws, any notice to stockholders given by the corporation under any provision of the DGCL, the Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

(i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

(ii) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the previous preceding paragraph shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv) if by any other form of electronic transmission, when directed to the stockholder.

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An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2. Definition of Electronic Transmission. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

3. Inapplicability. Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

ARTICLE X

Powers of Attorney

The Board or the executive committee may authorize one or more of the officers of the corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the corporation, with or without power of substitution.

In the absence of any action by the Board or the executive committee, the chief executive officer or the secretary of the corporation may execute for and on behalf of the corporation waivers of notice of stockholders’ meetings and proxies for such meetings in any company in which the corporation may hold voting securities.

ARTICLE XI

Indemnification

1. Indemnification of Directors and Officers. The corporation shall indemnify and hold harmless, to the fullest extent permitted by DGCL as it presently exists or may hereafter be amended, any director or officer of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such action, suit, or proceeding. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board.

2. Indemnification of Others. The corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an

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employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such action, suit, or proceeding.

3. Prepayment of Expenses. The corporation shall pay the expenses incurred by any officer or director of the corporation, and may pay the expenses incurred by any employee or agent of the corporation, in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article XI or otherwise.

4. Determination; Claim. If a claim for indemnification or payment of expenses under this Article XI is not paid in full within sixty days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

5. Non-Exclusivity of Rights. The rights conferred on any person by this Article XI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

6. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

7. Other Indemnification. The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

8. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

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ARTICLE XII

Amendments

Subject to the provisions of the Certificate of Incorporation, any stockholders agreement to which the corporation is a party, and the provisions of the DGCL, the power to amend, alter, or repeal these By-Laws and to adopt new By-Laws may be exercised by the Board or by the stockholders.

ARTICLE XIII

Conflicts

In the event of any conflict between these By-Laws and the Certificate of Incorporation, the Certificate of Incorporation shall govern.

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SECRETARY’S CERTIFICATE

SCHEDULE C

RESOLUTION

Please see attached

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UNANIMOUS WRITTEN CONSENT

IN LIEU OF MEETING

OF THE BOARD OF DIRECTORS OF

TENGION, INC.

As of May 31, 2005

The undersigned, being all of the members of the Board of Directors (the “Board”) of Tengion, Inc., a Delaware corporation (the “Corporation”), hereby take the following actions and consent to, approve and adopt the following resolutions without a meeting of the Board, in accordance with Section 141(f) of the Delaware General Corporation Law, with the same effect as if such actions were taken pursuant to resolutions presented to and unanimously adopted by all of the members of the Board at a duly constituted meeting, and direct that this Consent be filed with the minutes of the Corporation:

WHEREAS, pursuant to the Board’s authorization, the officers of the Corporation have negotiated final term sheets with respect to two debt facilities, including a proposed $8,000,000 equipment loan from Oxford Finance Corporation (the “Oxford Facility”) and a proposed $15 million term loan from Horizon Technology Finance LLC (the “Horizon Facility”).

WHEREAS, the material terms of the Oxford Facility are as follows:

Total Loan Amount:	$8 million ($6 million for equipment purchases and $2 million for soft costs)

Collateral:	Equipment and other assets financed. No collateralization of Tengion’s Intellectual Property.

Draw Downs:	50% of the principal amount allocated to soft costs must be drawn down by 9/31/05; the remainder by 12/31/05. The equipment financing must be drawn down by 3/31/07.

Term:	36 months for the principal related to soft costs; 48 months for the principal related to equipment

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Interest Rate:

Initially 9.71% for the three-year debt (soft costs) and 9.82% for the four-year term debt (equipment)

These rates are variable to remain in 5.9% over the weekly average rates of three-year and four-year Treasuries

Warrant Coverage:

Warrants to purchase Series A Preferred Stock

No. of shares is equal to 2% of the principal amount drawn down divided by the per share purchase price of Series A Preferred Stock ($1.61683)

Strike price equal to per share purchase price ($1.61683)

WHEREAS, the material terms of the Horizon Facility are as follows:

[INTENTIONALLY OMITTED]

WHEREAS, the Board of Directors believes it to be in the best interests of the Corporation to authorize the Corporation to draw down a maximum $8 million dollars of principal amount in the aggregate under both facilities until further approvals are provided;

IT IS HEREBY:

REVOLVED, that the terms of the Oxford Facility and the Horizon Facility are hereby authorized and approved in all respects; and the proper officers are hereby authorized, empowered and directed to complete, execute and deliver definitive loan documents related to the Oxford Facility and the Horizon Facility consistent with the foregoing terms, as well as all documents and instruments to be delivered by the Corporation pursuant thereto, with such changes terms, conditions and provisions consistent with the foregoing terms as such officers of the Corporation executing same shall deem necessary or appropriate, such determination to be conclusively evidenced by such officer’s execution thereof, in the name of and on behalf of the Corporation, and to do or cause to be done all further acts and things, and execute all such further documents and instruments, and make all filings and payments, as may be necessary to consummate and effectuate Oxford Facility and the Horizon Facility; and it is further

RESOLVED, that each of the proper officers of the Corporation is hereby authorized to perform all such acts and to execute and deliver all such related agreements, documents and instruments, with such changes therein, if any, and such other terms and provisions as the proper officers may approve, in the name of and on behalf of the Corporation, as

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such officers shall deem necessary, appropriate or advisable to effectuate the intent and purposes of the foregoing resolution, such determination and approval to be conclusively evidenced by the performance of each such act and the execution and delivery of each such agreement, document and instrument; and all actions previously taken by an officer of the Corporation in connection with the foregoing resolutions are hereby adopted, ratified, confirmed and approved in all respects as the acts and deeds of the Corporation; and it is further

RESOLVED, that any prior acts of any proper officers of the Corporation and of any person or persons designated and authorized so to act by any proper officers of the Corporation, are hereby severally ratified, confirmed and approved and adopted as the acts of the Corporation; and it is further

RESOLVED, that pending further authorization from the Board of Directors, the proper officers of the Corporation are hereby authorized to effectuate on behalf of the Corporation draw downs of a maximum aggregate amount of $8 million under both of the debt facilities described above, such draw downs to be effectuated at such times, and allocated between the Oxford Facility and the Horizon Facility, in accordance with such officers’ discretion, but such draw downs are not to exceed an aggregate of $8 million until such additional draw downs are specifically authorized by the Board of Directors; and it is further

RESOLVED, that the Board hereby directs that Oxford Facility and the Horizon Facility be submitted to the holders of the Corporation’s outstanding Series A Preferred Stock and recommends that such stockholders approve such debt facilities;

RESOLVED, that this consent may be executed in two or more counterparts, all of which, when taken together, shall be deemed to be one and the same instrument, and that execution may be delivered by facsimile.

[SIGNATURES PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Consent on the dates set forth opposite their signatures below, to be effective as of the date set forth above.

Anthony Atala, M.D.	Date

Carl-Johan Dalsgaard	Date

Ann H. Lamont	Date

Eileen More	Date

Steven A. Nichtberger, M.D.	Date

David I. Scheer	Date

Brad Vale	Date